Exhibit 10.1

Channell Bushman Pty Limited

ABN 99 109 821 614

Australian Executor Trustees Limited

ABN 84 007 869 794

and

each entity listed in Schedule 1 of this document

Facility Agreement

www.sparke.com.au	adelaide brisbane canberra melbourne newcastle perth sydney upper hunter

Table of Contents

1	Thce Facility		1
	1.1	Accessing the Facility	1
	1.2	Purpose	2
2	Conditions precedent		2
	2.1	Conditions precedent to the first Advance	2
	2.2	Conditions precedent to all Advances	2
	2.3	Certified copies	3
	2.4	Benefit of conditions precedent	3
3	Drawdown Procedures		3
	3.1	Drawdown Notices	3
	3.2	Number and frequency of requests	3
	3.3	Automatic cancellation	3
4	Interest		4
	4.1	Rate	4
	4.2	Calculation	4
	4.3	Payment	4
	4.4	Margin Reduction	4
5	Repayment, prepayment and cancellation		5
	5.1	Repayment of the Advances	5
	5.2	Termination Date	5
	5.3	Voluntary prepayment or repayment	5
	5.4	Mandatory prepayment – full	6
	5.5	Mandatory prepayment – partial	6
	5.6	Miscellaneous	6
6	Default Interest		7
	6.1	Default Interest	7
	6.2	Further interest	7
	6.3	Accrual of default interest	7
	6.4	Obligation to pay unaffected	7
7	Payments		7
	7.1	Manner of payment	7
	7.2	Amounts payable on demand	8
	7.3	No set-off or deductions	8
	7.4	Additional payments	8
	7.5	Taxation deduction procedures	8
	7.6	Application of Moneys	9
8	Representations and warranties		9
	8.1	General representations and warranties	9
	8.2	Repetition of representations and warranties	16
	8.3	Reliance on representations and warranties	16
9	General undertakings		16
	9.1	Term of undertakings	16
	9.2	Authorisations and Status Undertakings	16
	9.3	Disposals and Security Undertakings	17
	9.4	Acquisition and Investment Undertakings	18
	9.5	Financing Arrangement Undertakings	18
	9.6	Conduct of Business Undertakings	19
	9.7	Environmental Undertakings	20

	9.8	Transaction Document	21
	9.9	Share Capital, Dividend	21
	9.10	Information and Accounting Undertakings	22
	9.11	Corporations Act	25
	9.12	Lessor’s Consent	26
	9.13	Financial Covenants	26
	9.14	Financial Definitions	26
	9.15	Calculation	29
10	Changes to Obligors and Security		29
	10.1	Additional Guarantors	29
	10.2	Future Security	30
11	Default		30
	11.1	Events of Default	30
	11.2	Consequences of Event of Default	33
	11.3	Continue to perform	33
	11.4	Liability	33
12	Preserving the Lender’s Rights, Powers and Remedies		33
	12.1	Preservation	33
	12.2	Moratorium legislation	34
	12.3	Reinstating or replacing rights	34
	12.4	Effect of release	34
13	Guarantee and Indemnity		34
	13.1	Guarantee	34
	13.2	Payment	35
	13.3	Securities for other money	35
	13.4	Amount of Money Owing	35
	13.5	Proof by Lender	35
	13.6	Avoidance of payments	35
	13.7	Indemnity for avoidance of Money Owing	36
	13.8	No obligation to marshal	37
	13.9	Non-exercise of Guarantors’ rights	37
	13.10	Principal and independent obligation	37
	13.11	Suspense account	38
	13.12	Unconditional nature of obligations	38
	13.13	No competition	40
	13.14	Continuing guarantee	41
	13.15	Variation	42
	13.16	Judgments	42
14	Change in Circumstances		42
	14.1	Increased Costs	42
	14.2	Illegality	43
	14.3	Mitigation	43
15	Set-off		44
	15.1	Set-off rights	44
	15.2	Unliquidated claims	44
16	Indemnities		44
	16.1	Indemnity	44
	16.2	Continuing indemnities	45
17	Fees Tax and costs		45
	17.1	Fees	45
	17.2	Tax	46

17.3	GST	46
17.4	Costs and expenses	47
18	Assignment or novation	47
18.1	Assignment by Obligors	47
18.2	Assignment by Lender	47
18.3	Disclosure of Information	47
18.4	Transfers by Lender	47
18.5	Assist	48
19	Miscellaneous	48
19.1	Notices	48
19.2	Governing law	49
19.3	Financier’s statement conclusive	49
19.4	Amendment	49
19.5	Invalidity	49
19.6	Waivers	49
19.7	Entire agreement	50
19.8	Further assurance	50
19.9	Counterparts	50
19.10	Attorneys	50
20	Definitions and interpretation	50
20.1	Definitions	50
20.2	Construction	63
20.3	Other References	64
20.4	Business Day	66
20.5	Lender’s limitation of liability	66
20.6	McLaughlins Financial Services Limited limitation of liability	66
Signing page		69
Schedule 1	Guarantors	72
Schedule 2	Conditions precedent	73
Schedule 3	Officer’s Certificate	75
Schedule 4	Drawdown Notice	77
Schedule 5	Group Structure Diagram	79
Schedule 6	Borrowing Base Certificate	80
Schedule 7	Compliance Certificate	81
Schedule 8	Accession Document	83

Facility Agreement

Date	3 October 2007

Parties

Name	Australian Executor Trustees Limited ABN 84 007 869 794 as custodian for the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 (Lender)

Address	c/- MFS Causeway, Level 5, 56 Pitt Street, Sydney, NSW, 2000

Fax number:	(02) 9252 6201

Attention:	Managing Director

Name	Channell Bushman Pty Limited ABN 99 109 821 614 (Borrower)

Address	2 Healey Circuit, Huntingwood, NSW, 2148

Fax number:	02 8814 8841

Attention:	George Apostolidis

Each entity listed in Schedule 1 of this document (each an Original Guarantor).

Background

A.

The Borrower has asked the Lender to provide it with a Senior Secured Cash Advance Facility of up to $13,000,000 for a term of approximately 3 years, from the date of this agreement until 30 September 2010.

B.	The Lender has agreed to provide that financial accommodation to the Borrower on the terms and conditions set out in the Finance Documents.

1              The Facility

1.1          Accessing the Facility

(a)           The Lender makes the Facility available to the Borrower by way of the following Advances on the terms of this agreement:

(1)           one Tranche A Advance; and

(2)           Tranche B Advances.

(b)           The maximum amount available to the Borrower under:

(1)           Tranche A is the Tranche A Limit;

(2)           Tranche B is the Tranche B Limit; and

(3)           the Facility is the Facility Limit.

1.2          Purpose

All Advances under:

(a)           Tranche A must be used by the Borrower, by way of a single Advance, to partially repay the Existing Financial Indebtedness; and

(b)           Tranche B must be used by the Borrower:

(1)           to repay the balance of the Existing Financial Indebtedness in an amount of up to $3,500,000; and

(2)           for general working capital purposes of the Obligors.

2              Conditions precedent

2.1          Conditions precedent to the first Advance

The Lender is not obliged to fund the first Advance unless the Lender has received all of the documents and information specified in Schedule 2 in form and substance satisfactory to it (or the Lender is satisfied that, immediately after the making of the Advance, it will receive those documents and that information in form and substance satisfactory to it).

2.2          Conditions precedent to all Advances

The Lender is not obliged to fund any Advance unless the following conditions are fulfilled to the Lender’s satisfaction:

(a)           (Drawdown Notice): the Borrower has delivered a Drawdown Notice to the Lender requesting the Advance in accordance with this agreement;

(b)           (Drawdown Date): the Drawdown Date for the Advance is a Business Day within the relevant Availability Period;

(c)           (Drawdown Amount): the Advance is at least $100,000 and is an integral multiple of $10,000;

(d)           (Limits): the Tranche A Limit, the Tranche B Limit or the Facility Limit will not be exceeded by providing the Advance;

(e)           (Borrowing Base): in respect of any Tranche B Advance, evidence that clause 9.13(c) has been complied with and will not be breached by the Advance being provided;

(f)           (no default): no Default has occurred which is subsisting and no Default will result from the Advance being provided; and

(g)          (certificates): such other certificates, approvals, evidence, documents and information in relation to any Transaction Document or Obligor that the Lender may reasonably require.

2.3          Certified copies

An Authorised Representative of the Borrower must certify a copy of a document given to the Lender under this clause 2 to be a true, complete and up-to-date copy of the original document. The certification must be made no more than 5 Business Days before the date on which it is provided.

2.4          Benefit of conditions precedent

A condition in this clause 2 is for the benefit of the Lender and only the Lender may waive it.

3              Drawdown Procedures

3.1          Drawdown Notices

(a)           To utilise the Facility the Borrower must deliver to the Lender a duly completed Drawdown Notice not later than 10.00 am three Business Days before the proposed Drawdown Date.

(b)           Each Drawdown Notice delivered to the Lender must be in writing substantially in the form of, and specifying (or attaching as appropriate) the matters required in, Schedule 4.

(c)           A Drawdown Notice once given may not be withdrawn or revoked.

3.2          Number and frequency of requests

(a)           No more than 1 Tranche A Advance may be requested by the Borrower.

(b)           No more than 2 Tranche B Advances may be requested by the Borrower in each calendar month other than as otherwise agreed by the Lender.

3.3          Automatic cancellation

(a)           On the last day of each Availability Period, the undrawn portion of the relevant tranche will be automatically cancelled and the Tranche A Limit or Tranche B Limit (as applicable) and the Facility Limit will be reduced by the amount of the undrawn portion.

(b)           Each Obligor will have no claim against the Lender because of the cancellation including, a claim for costs or expenses incurred or damages sustained by the Obligors in relation to the Facility or arising from or in connection with the cancellation of the Facility.

4              Interest

4.1          Rate

Subject to clause 4.3, the Borrower must pay interest on an Advance for each Interest Period at a rate equal to the Interest Rate.

4.2          Calculation

Interest will accrue daily from and including the first day which an Advance is provided until that Advance is repaid and be calculated on the basis of a 365 day year.

4.3          Payment

The Borrower will pay interest accrued on each Advance to the Lender in arrears on the last day of each calendar month.

4.4          Margin Reduction

(a)           Subject to clause 4.4(b) and (c), the Margin payable in respect of Tranche A Advances and Tranche B Advances will be reduced by 1.00% per annum (Margin Reduction) if:

(1)           on 30 June 2008, EBITDA for the previous 12 month period is at least $6,000,000; or

(2)           on 31 December 2008, EBITDA for the previous 12 month period is at least $6,250,000.

(b)           The Margin Reduction:

(1)           is not cumulative and will only occur once, to a maximum Margin Reduction of 1.00% per annum, unless otherwise agreed by the Lender;

(2)           will not occur if an Event of Default is subsisting; and

(3)           will apply from the first Interest Period following the production of the relevant Financial Statements in accordance with clause 9.10(c) showing that the Borrower has complied with one of the tests set out in clause 4.4(a)(1) or (2).

(c)           In this clause, ‘EBITDA’ (and its constituent definitions) have the same meaning as in clause 9.14 and EBITDA is to be calculated in accordance with clause 9.15.

5              Repayment, prepayment and cancellation

5.1          Repayment of the Advances

(a)           Subject to clauses 5.1(b) and 5.5, the Borrower must repay the Principal Outstanding under Tranche A in equal monthly instalments of $160,000 commencing on 31 March 2008 and on the last day of each calendar month thereafter until (and including) the Termination Date.

(b)          The Borrower must repay the Principal Outstanding from time to time to ensure that it complies at all times with its obligations under clause 9.13 (Financial Covenants).

5.2          Termination Date

The Borrower must repay all Money Owing under or in connection with the Finance Documents on or prior to the Termination Date.

5.3          Voluntary prepayment or repayment

(a)           Subject to clause 5.3(b), the Borrower may not make any partial prepayments in respect of Tranche A.

(b)          The Borrower may prepay all of the Principal Outstanding or repay any part of the Principal Outstanding in respect of Tranche B, provided that:

(1)           the Lender has received at least:

(A)          10 Business Days’ prior notice from the Borrower if the prepayment is all of the Principal Outstanding; or

(B)           3 Business Days’ prior notice from the Borrower if the repayment is part of the Principal Outstanding in respect of Tranche B,

in each case, specifying the proposed date and amount of the prepayment or repayment;

(2)           if a partial repayment of Tranche B, the repayment is in a minimum amount of $100,000 and, if greater, an integral multiple of $10,000;

(3)           no more than 2 repayments per calendar month are permitted in respect of Tranche B;

(4)           the Advance or part of the Advance being repaid has been outstanding for at least 30 days from the relevant Drawdown Date;

(5)           if the prepayment is in respect of Tranche A, the amount prepaid is not available to be redrawn and the Tranche A Limit and Facility Limit is cancelled and reduced by the amount of the prepayment;

(6)           if the prepayment is in respect of Tranche B, the amount prepaid is available to be redrawn and may be redrawn in accordance with this agreement; and

(7)           the Borrower must pay the Prepayment Fee (if applicable).

(c)           The Borrower must prepay the Principal Outstanding specified in the prepayment notice on the prepayment date specified in the notice together with all unpaid interest accrued to the prepayment date in respect of that prepaid amount.

(d)           A notice given under clause 5.3(b) may not be withdrawn or revoked.

5.4          Mandatory prepayment – full

If the Tranche A Limit reduces to zero or a Listing or Change in Control occurs:

(a)           all of the Lender’s commitments under the Facility will immediately be cancelled and reduced to zero; and

(b)           the Borrower will immediately prepay all Money Owing.

5.5          Mandatory prepayment – partial

The Borrower will procure that the net proceeds of any disposal of any part of the motor vehicle fleet owned by the Group in accordance with clause 9.3(a)(4), is applied in prepayment of the Principal Outstanding under Tranche A (any such prepayments will be applied to reduce instalments payable under clause 5.1 on a pro rata basis).

5.6          Miscellaneous

(a)           Any repayment or prepayment under this agreement must be accompanied by accrued interest on the amount repaid or prepaid and, in the case of a prepayment of all of the Principal Outstanding, any other amount then due under this agreement.

(b)           No prepayment of an Advance or cancellation of any portion of the Facility may be made except in accordance with this agreement.

6              Default Interest

6.1          Default Interest

(a)           The Borrower must pay interest on the Money Owing, for the period from (and including) the date on which an Event of Default occurs until (and including) the date on which the Event of Default is remedied to the satisfaction of the Lender.

(b)           Interest payable under clause 6.1(a) accrues at the Default Rate.

6.2          Further interest

If a liability under this agreement becomes merged in a judgment or order or exists after any winding up of the Borrower, the Borrower, as an independent obligation, must pay interest on the amount of that liability from the date the liability becomes payable both before and after the judgement, order or winding up until it is paid, at the Default Rate.

6.3          Accrual of default interest

Interest payable under this clause 6:

(a)           accrues daily; and

(b)           is calculated on the basis of:

(1)           the actual number of days on which interest has accrued; and

(2)           a 365 day year; and

(c)           may be capitalised at monthly intervals to the extent that it has not been paid.

6.4          Obligation to pay unaffected

Nothing in this clause affects the Borrower’s obligation to pay each amount which is due and payable under this agreement on the date on which it falls due for payment.

7              Payments

7.1          Manner of payment

All payments by the Obligors under the Finance Documents must be made:

(a)           in immediately available and freely transferable funds;

(b)           in Dollars;

(c)           no later than 11.00am on the due date,

to the Lender’s account as specified by the Lender to the Borrower or in any other manner the Lender directs from time to time.

7.2          Amounts payable on demand

If any amount payable by an Obligor under any Finance Document is not expressed to be payable on a specified date, that amount is payable by the Obligor on demand by the Lender.

7.3          No set-off or deductions

All payments by an Obligor under a Finance Document must be paid in full without any set-off or counterclaim and not subject to any condition and free and clear of, and without any deduction or withholding for or on account of, any Tax unless required by applicable law.

7.4          Additional payments

If:

(a)           an Obligor is required to make a deduction or withholding in respect of Tax (other than Excluded Tax) from any payment to be made to the Lender under any Finance Document; or

(b)           the Lender is required to pay any Tax (other than Excluded Tax) in respect of any payment it receives from an Obligor under any Finance Document,

the Obligor:

(c)           indemnifies the Lender against that Tax; and

(d)           must pay to the Lender an additional amount which the Lender determines to be necessary to ensure that the Lender receives when due a net amount (after payment of any Tax in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.

7.5          Taxation deduction procedures

If clause 7.4(a) applies:

(a)           the Obligor must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)           the Obligor must:

(1)           use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(2)           within 2 Business Days after receipt of the documents referred to in clause 7.5(b)(1), deliver copies of them to the Lender.

7.6          Application of Moneys

(a)           If any amount paid or recovered in relation to the Money Owing is less than the amount then due, the Lender will apply that amount against amounts outstanding under the Finance Documents in the following order:

(1)           first, towards any unpaid fees and reimbursement of unpaid costs, expenses, charges, damages or indemnity payments of the Lender;

(2)           second, towards payment of any unpaid interest;

(3)           third, towards repayment or prepayment of the Principal Outstanding; and

(4)           fourth, towards any other amounts due under the Finance Documents.

(b)           Any application by the Lender under clause 7.6(a) will override any appropriation made by the Borrower.

8              Representations and warranties

8.1          General representations and warranties

Each Obligor represents and warrants to the Lender that:

(a)           (status) it is a corporation, limited by shares, registered (or taken to be registered) and validly existing under the laws of its jurisdiction of incorporation;

(b)           (power) it has full legal capacity and power:

(1)           to own its assets and carry on its business as each are now being conducted; and

(2)           to enter into, exercise its rights and perform its obligations under, the Transaction Documents to which it is expressed to be a party;

(c)           (authorisation) it has taken all necessary action:

(1)           to authorise the execution, delivery and performance of the Transaction Documents to which it is expressed to be a party; and

(2)           to make the Transaction Documents to which it is expressed to be a party admissible in evidence in the courts specified in clause 19.2, (subject to, in the case of the Finance Documents only, any necessary stamping and registration requirements);

(d)           (obligations binding) the Transaction Documents to which it is expressed to be a party constitute its legally binding obligations, enforceable against it in accordance with their respective terms except to the extent limited by equitable principles and laws affecting creditors’ rights generally, (subject to, in the case of the Finance Documents only, any necessary stamping and registration requirements);

(e)           (no contravention) its execution of, its exercise of its rights, or performance of its obligations under, the Transaction Documents to which it is expressed to be a party will not:

(1)           contravene any applicable law to which it or its property is subject or any order of any Government Agency binding on it or any of its property;

(2)           contravene its constitutional documents or any Authorisation or require that any Authorisation be obtained which has not been obtained;

(3)           contravene any undertaking or instrument binding on it or any of its property;

(4)           require it to make a payment or delivery in respect of any Financial Indebtedness before the scheduled date for that payment or delivery; or

(5)           cause any limitation on its power to incur Financial Indebtedness to be exceeded;

(f)            (no litigation) no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending or, to the knowledge of any of its officers, threatened against it or any of its property which are reasonably likely to have a Material Adverse Effect;

(g)           (Financial Statements) its most recent Financial Statements:

(1)           give a true and fair view of its financial condition and its state of affairs as at the date they were prepared;

(2)           were prepared in accordance with generally accepted accounting principles applying in the place of its incorporation which have been consistently applied;

(h)           (no change in affairs) there has been no change in its state of affairs since the end of the accounting period for its most recent Financial Statements which has had or is likely to have a Material Adverse Effect;

(i)            (Reports and analysis):

(1)           all factual information supplied by it in connection with the preparation of any Report was true, complete and accurate at the date that it was supplied;

(2)           so far as it is aware, all statements of fact recorded in any Report are true and accurate in all material respects;

(3)           so far as it is aware, no Report is misleading in any material respect and nothing has occurred since the date of the report which renders any material facts contained in the Report inaccurate or misleading;

(j)            (other information) the written information and documents which it has furnished to the Lender in connection with the negotiation and preparation of the Finance Documents (other than projections and forecasts) was, when given, true and accurate in all material respects and not misleading, whether by omission or otherwise;

(k)           (No failure to disclose) it has not withheld from the Lender any information material to the decision of the Lender to enter into the Finance Documents to which the Lender is expressed to be a party;

(l)            (no defaults) no Event of Default and, on the date of this agreement, no Default, has occurred which is continuing;

(m)          (warranties correct) its representations and warranties under any Transaction Document are correct and not misleading when made or repeated under the Transaction Documents;

(n)           (ownership of assets)

(1)           it has good title to all assets necessary to conduct its business; and

(2)           it is the sole legal and beneficial owner of all of its Security Property subject to the Permitted Security Interests;

(o)           (no Security Interests)

(1)           its property is not subject to any Security Interest, other than a Permitted Security Interest;

(2)           no person holds an interest in its property other than under a Permitted Security Interest; and

(3)           each Security has the priority to which the Lender has agreed;

(p)           (commercial benefit) the entering into and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party is for its commercial benefit;

(q)           (environment)

(1)           it is in compliance with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of its business have been obtained and are in full force and effect;

(2)           to the best of its knowledge and belief having made due and careful enquiry, there are no circumstances which could reasonably be expected to prevent it from complying with any Environmental Law or any Environmental Approval;

(3)           no material unbudgeted investment is necessary to obtain, renew, extend, modify or surrender any Environmental Approval or to ensure compliance with any Environmental Law;

(4)           to the best of its knowledge and belief having made due and careful enquiry, there has been no act or omission by it, and no event or circumstance has arisen, in each case which has resulted in (or could result in) any third party taking any legal proceedings against or serving any notice on it or any of its officers or employees under any Environmental Law or in the revocation, suspension, variation or non-renewal of, or in material expenditure being required in order to surrender, any Environmental Approval and is or would be likely to have a Material Adverse Effect;

(5)           neither it nor any of its officers or employees has received any statutory notice, written or oral, of any complaints, demands, civil claims, enforcement proceedings, requests for information, or of any action required by any regulatory authority which are likely to have a Material Adverse Effect and there are no investigations pending or, as far as it (or any officer or employee) is aware, threatened in relation to any liability of it or any officer or employee under Environmental Law and/or the failure of any Obligor to obtain or comply with any Environmental Approval or comply with Environmental Law which would be likely to have a Material Adverse Effect;

(6)           the properties (including the Security Property) and any former properties owned, occupied or otherwise used by the Borrower are not polluted or contaminated nor have they been used for any purpose which has or is reasonably likely to have resulted in any pollution or contamination which in either case may be reasonably likely to give rise to liability under Environmental Law which would have a Material Adverse Effect;

(7)                                  copies of all material environmental reports, surveys, assessments and investigations in respect of the properties or former properties owned, occupied or otherwise used by it in the possession of it have been disclosed to the Lender;

(8)                                  to the best of its knowledge and belief having made due and careful enquiry, it is nor aware of any actual changes or other possible changes (which are referred to in national, international or other regulatory bodies’ consultation papers or in other formal methods of announcing possible changes) in Environmental Law which may have a Material Adverse Effect; and

(9)                                  it has not given any material warranty or indemnity or other contractual protection (be it by way of acknowledgement or otherwise) in respect of liability under Environmental Law to any third party to whom it has sold any real property or other property or from whom it has bought real property or other property;

(r)                                    (Intellectual Property) the Intellectual Property required for it to conduct its business as presently conducted:

(1)                                  is legally and beneficially owned by it or licensed to an Obligor (and where registered or the subject of an application it is the registered proprietor) free from any obligation to assign to third parties and Security Interests which are materially prejudicial to the use of that Intellectual Property and will not be adversely affected by the transactions contemplated by the Transaction Documents; and

(2)                                  has not lapsed or been cancelled and all steps have been taken to protect and maintain that Intellectual Property, including paying renewal fees;

(s)                                  (no trustee) it is not a trustee of any trust;

(t)                                    (Group Structure)

(1)                                  all Group Members are listed in the Group Structure Diagram; and

(2)                                  the Group Structure Diagram is true and correct in all respects and does not omit any material information or details;

(u)                                 (Approved Projections and Business Plan):

(1)                                  all statements of fact recorded in the Approved Projections and Business Plan were on the date provided true and accurate in all material respects;

(2)                                  the opinions and views expressed in the Approved Projections and Business Plan represent the honestly held opinions and views of the directors of the Borrower and were arrived at after careful consideration and are based on reasonable grounds;

(3)                                  the projections and forecasts contained in the Approved Projections and Business Plan are based upon assumptions (including assumptions as to the future performance of the Group, inflation, price increases, interest rates and efficiency gains) which have been carefully considered by the directors of the Borrower and were considered by them to be fair and reasonable on the date provided;

(4)                                  neither the Approved Projections nor the Business Plan, on the date provided, were misleading in any material respect or omitted to disclose any matter where failure to disclose such matter would result in the Business Plan or the Approved Projections (as the case may be) (or any information or business plan contained therein) being misleading in any material respect;

(5)                                  except as disclosed to the Lender, nothing has occurred or come to the attention of the Borrower since the date as at which the Business Plan or the Approved Projections (as the case may be) was prepared which renders any material facts contained in the Business Plan or the Approved Projections (as the case may be) inaccurate or misleading or which makes any of the opinions, projections or forecasts contained in the Business Plan or the Approved Projections (as the case may be) unfair or unreasonable or renders any of the assumptions on which the projections are based unfair or unreasonable;

(v)                                 (Transaction Documents) the Transaction Documents as provided to the Lender under this agreement contain all the material terms of the material agreements and arrangements between any Group Member and the other parties to the relevant Transaction Documents;

(w)                               (Corporations Act) it has considered and has received legal and financial advice in respect of the matters, acts and things referred to in,

and contemplated by, the Transaction Documents, and has satisfied itself that the execution and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party could not breach or directly or indirectly result in a breach of the Corporations Act (including Chapter 2E or 2J.3 of the Corporations Act) or similar legislation in other relevant jurisdictions;

(x)                                   (solvency) it:

(1)                                  is solvent and there are no reasonable grounds to suspect that it is, or will be, unable to pay its debts as and when they become due and payable; and

(2)                                  will continue to be able to pay all its debts as and when they become due and payable;

(y)                                 (immunity) it and its property are free of any right of immunity from set-off, proceedings or execution in respect of its obligations under any Transaction Documents;

(z)                                   (No Waiver) no Group Member has:

(1)                                excluded, restricted or waived or agreed to waive any material rights against any intermediary who has provided information or carried out work in connection with any Receivable; or

(2)                                received written notice of any significant litigation or claim relating to any Receivable or its ability to fully, effectively and promptly enforce any Receivable which would be likely to have a Material Adverse Effect other than notice in relation to any litigation or claim notified to the Lender;

(aa)                            (No Misrepresentation) so far as it is aware, (having made all reasonable enquiries that a person in its position, acting prudently, should make), no fraud, misrepresentation or concealment has been perpetrated by any person or intermediary in relation to any Receivable which would be likely to have a Material Adverse Effect; and

(bb)                          (No Debtor rights) no Debtor has any right or defence (other than as notified by an Obligor to the Lender in writing):

(1)                                  which is now exercisable; or

(2)                                  which with the giving of notice, lapse of time or determination of materiality will become exercisable;

to:

(3)                                  cease or suspend performance of any of the Debtor’s obligations in relation to the Receivable; or

(4)                                  avoid performing or reduce any liability which the Debtor might otherwise have in relation to the Receivable,

which in each case would be likely to have a Material Adverse Effect.

8.2                               Repetition of representations and warranties

The representations and warranties given under this agreement (except in the case of the warranties in clauses 8.1(j) and 8.1(k), which are not repeated):

(a)                                  survive the execution of each Finance Document; and

(b)                                 are repeated by the Borrower on the date on each Drawdown Date and on the last day of each Interest Period, with reference to the facts and circumstances subsisting at that date.

8.3                               Reliance on representations and warranties

Each Obligor acknowledges that the Lender has entered into each Finance Document and agreed to provide the Facility in reliance on the representations and warranties provided under this agreement.

9                                         General undertakings

9.1                               Term of undertakings

Unless the Lender otherwise agrees in writing, until:

(a)                                  the commitment of the Lender under the Facility is cancelled;

(b)                                 the Money Owing is unconditionally repaid in full; and

(c)                                  each Security is discharged,

each Obligor must, at its own cost, comply with its obligations under this agreement.

9.2                               Authorisations and Status Undertakings

(a)                                  (Consents) Each Group Member will obtain and maintain in full force and effect all consents and filings required under any applicable law or regulation:

(1)                                  to enable it to perform its obligations under each Transaction Document to which it is expressed to be a party; and

(2)                                  for the validity, enforceability or admissibility in evidence of each such Transaction Document.

(b)                                 (Maintenance of Status and Authorisation) Each Group Member will:

(1)                                  do all things necessary to maintain its corporate existence;

(2)                                  obtain and maintain in full force and effect all consents, Authorisations and filings required for the conduct of its business; and

(3)                                  comply with all laws and regulations applicable to it.

(c)                                  (Amalgamations) No Group Member will amalgamate, merge or consolidate with or into any other person or be the subject of any reconstruction other than any solvent reorganisation approved by the Lender.

(d)                                 (Change of Business) No Group Member will change the nature of its business or carry on any other business, in either case in any way which is substantially different to its Core Business.

(e)                                  (Constitutional Documents) No Group Member will agree to any amendment of its constitutional documents which would adversely affect the interests of the Lender under the Finance Documents.

9.3                               Disposals and Security Undertakings

(a)                                  (Disposals) No Group Member will (whether by a single transaction or a series of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, license, lease out or otherwise dispose of any of its Security Property, except

(1)                                  an asset which is subject to a floating charge under a Security and in, and only in, the ordinary course of ordinary business;

(2)                                  an asset (other than real property or an interest in real property or any other asset the subject of a fixed charge under a Security) which is replaced by one or more assets having similar function and of comparable or superior type, value and quality

(3)                                  any assets of which the total value does not exceed $100,000 in any Financial year (excluding disposals otherwise permitted under this clause); or

(4)                                  a sale of the motor vehicle fleet owned by the Group, provided that:

(A)                              the motor vehicle fleet is leased back to a Group Member simultaneously with, or immediately after, the sale of the motor vehicle fleet and the motor vehicle fleet is available for use by the Group in the operation of their business;

(B)                                the proceeds of the sale are in excess of 80% of the net book value of the assets sold;

(C)                                the terms and conditions of the leases to be entered into by a Group Member in respect of the motor vehicle fleet are acceptable to the Lender; and

(D)                               the proceeds of the sale are used to prepay the Principal Outstanding under Tranche A in accordance with clause 5.5.

(b)                                 (Negative Pledge) No Group Member will create or agree to create or permit to subsist any Security Interest over any part of its assets, other than any Permitted Security Interest.

(c)                                  (Security Interest) No Group Member will take any action which would cause a Security Interest to:

(1)                                  cease to have priority which it purports to have under the relevant Transaction Documents; or

(2)                                  be ineffective to secure the payment of the money or compliance with the obligations which it purports to secure.

9.4                               Acquisition and Investment Undertakings

(a)                                  (Subsidiaries and acquisitions) No Group Member will:

(1)                                  acquire shares in any company other than another Obligor;

(2)                                  create any Subsidiary unless that Subsidiary becomes an Obligor in accordance with this agreement; or

(3)                                  acquire any assets other than in the ordinary course of ordinary business and free from any Security Interest other than the Permitted Security Interests;

(b)                                 (Joint Ventures) No Group Member will enter into any joint venture, partnership or similar arrangement with any person.

9.5                               Financing Arrangement Undertakings

(a)                                  (Borrowings) No Group Member will incur or permit to be outstanding any Financial Indebtedness, other than Permitted Financial Indebtedness.

(b)                                 (Guarantees) No Group Member will grant or make available any Guarantee, other than any Guarantee contained in any Finance Document.

(c)                                  (financial accommodation) No Group Member will make any loans, grant any credit or make available any other financial accommodation to any person other than:

(1)                                  to Obligors; and

(2)                                  in the ordinary course of ordinary business.

9.6                               Conduct of Business Undertakings

(a)                                  (Insurance)

(1)                                  Each Group Member will effect and maintain insurances at its own expense in relation to all its assets and risks of an insurable nature with insurers approved by the Lender which:

(A)                              provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar businesses;

(B)                                are in amounts which would in the circumstances be prudent for those companies;

(C)                                have the interest of the Lender as mortgagee noted on the policies; and

and it will use all reasonable endeavours to prevent any acts, omissions or events of default occurring which render or might render any policies of insurance taken out by it void or voidable.

(2)                                  The Borrower will:

(A)                              supply to the Lender on request copies of each policy of insurance required to be maintained in accordance with clause 9.6(a)(1) (“policies”), together with the current premium receipts relating to the policies;

(B)                                promptly notify the Lender of any material change to the insurance cover of each Group Member; and

(C)                                promptly notify the Lender of any material claim under any policy.

(b)                                 (Intellectual Property) Each Group Member will:

(1)                                  ensure that it legally and beneficially owns or has all necessary consents to use and, where applicable, is recorded as the registered proprietor of all the Intellectual Property Rights that it requires in order to conduct its business;

(2)                                  observe and comply with all obligations and laws applicable to it in relation to the Intellectual Property where failure to do so would be likely to result in a Material Adverse Effect;

(3)                                  maintain and protect the Intellectual Property, including maintaining and, where reasonable, pursuing registration where failure to do so would be likely to result in a Material Adverse Effect; and

(4)                                  notify the Lender as soon as it becomes aware of any infringement, alleged infringement, claims or proceedings relating to the Intellectual Property.

(c)                                  (Taxes) Each Group Member will pay when due (or within any applicable time limit), all Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute for which proper provision has been made in its accounts.

(d)                                 (Arm’s Length Transactions) No Group Member will enter into any agreement or arrangement other than on an arm’s length basis and in the normal course of trading.

9.7                               Environmental Undertakings

Each Group Member will:

(a)                                  comply with all Environmental Approvals and Environmental Laws applicable to it;

(b)                                 obtain and maintain all Environmental Approvals applicable to it;

(c)                                  promptly upon receipt of the same notify the Lender of any claim, notice or other communication served on it in relation to any Environmental Law or Environmental Approval applicable to it or if it becomes aware of any actual or prospective material variation to any Environmental Law or Environmental Approval;

(d)                                 promptly notify the Lender of any material investment required to be made by any Obligor to maintain, acquire, renew, modify, amend, surrender or revoke any Environmental Approval or if it otherwise becomes aware of such a material requirement; and

(e)                                  not provide any material warranty, indemnity or other contractual protection in relation to the sale or disposal of any interest in real property which protection relates to potential or actual liability under Environmental Law.

9.8                               Transaction Document

No Group Member will agree to any amendment of any term of, or waiver under, any Transaction Document which could adversely affect the interests of the Lender under the Finance Documents.

9.9                               Share Capital, Dividend

(a)                                  (Share Issues) No Group Member other than the Borrower will allot or issue any shares or relevant securities (as defined in Section 92 of the Corporations Act) other than in favour of an Obligor.

(b)                                 (Redemption and Acquisition of Own Shares) No Group Member will directly or indirectly redeem, purchase, retire or otherwise acquire any shares or warrants issued by it or otherwise reduce its capital, other than in favour of an Obligor.

(c)                                  (Restriction on Payment of Dividends)

(1)                                  No Group Member will declare or pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital (Distribution) unless:

(A)                              the Distribution is made from Excess Cashflow;

(B)                                the ratio of EBITDA to Debt Service for the Testing Date immediately preceding the date of the Distribution is greater than 1.5:1; and

(C)                                the Distribution is made after 30 June 2008.

(2)                                  In this clause, ‘Debt Service’, ‘EBITDA’ and ‘Testing Date’ (and its constituent definitions) have the same meaning as in clause 9.14 and EBITDA is to be calculated in accordance with clause 9.15.

(d)                                 (Shareholder Payments)

(1)                                  No Group Member will make any repayment of principal of, or payment of interest on (other than scheduled interest payable in accordance with the terms of the Existing Shareholder Loans), or any other payment with respect to, any shareholder loans (including the Existing Shareholder Loans) (Shareholder Payment) unless:

(A)                              the Shareholder Payment is made from Excess Cashflow;

(B)                                the ratio of EBITDA to Debt Service for the Testing Date immediately preceding the date of the Shareholder Payment is greater than 1.5:1; and

(C)                                the Shareholder Payment is made after 30 June 2008.

(2)                                  In this clause, ‘Debt Service’, ‘EBITDA’ and ‘Testing Date’ (and its constituent definitions) have the same meaning as in clause 9.14 and EBITDA is to be calculated in accordance with clause 9.15.

(e)                                  (Payments to Members) No Group Member will make any payment to its members by way of management, royalty or similar fee unless that payment is in relation to services actually provided on arm’s length commercial terms or is otherwise permitted under the Finance Documents.

(f)                                    (Cash Movement) No Group Member will be a party to any contractual or similar restriction (except as set out in any Finance Document) by which any Obligor is prohibited from making loans, transferring assets or making any payment of dividends, distributions of income or other amounts.

9.10                        Information and Accounting Undertakings

(a)                                  (Defaults) Each Group Member will notify the Lender promptly upon becoming aware of the occurrence of a Default and on request by the Lender following such notification supply the Lender with a certificate signed by any two of its directors certifying that no Default has occurred and is continuing or, if that is not the case, setting out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it.

(b)                                 (Books of Account and Auditors) Each Group Member will, and will procure that each of its Subsidiaries will:

(1)                                  keep proper books of account relating to its business; and

(2)                                  have as its auditors a firm which is approved by the Lender (such approval not to be unreasonably withheld or delayed).

(c)                                  (Financial Statements, Approved Projections and Business Plan) The Borrower will deliver to the Lender:

(1)                                  as soon as available, and in any event within 90 days after the end of each Financial Year, copies of the audited Financial Statements (consolidated and unconsolidated) of the Group and each Group Member as at the end of and for that Financial Year; and

(2)                                  as soon as available and in any event within 21 days after the end of each calendar month, copies of the unaudited management accounts (consolidated and unconsolidated) of the Group and each Group Member as at the end of and for that calendar month (which must include):

(A)                              a profit and loss account for the month;

(B)                                a cashflow statement for the month;

(C)                                a balance sheet as at the end of the relevant month;

(D)                               business performance KPIs and other financial performance related information requested by the Lender;

(E)                                 details on capital expenditure progress undertaken during the month and planned for the following three months; and

(F)                                 a report in the form of Schedule 6 listing the amount of the Borrowing Base, Eligible Inventory and Eligible Receivables for the month and containing reasonably detailed calculations acceptable to the Lender.

(3)                                  by no later than 15 Business Days before the start of each Financial Year, an update of the Approved Projections and Business Plan.

(d)                                 (Compliance Certificates)

(1)                                  Each of the Annual Accounts and Monthly Accounts (in respect of the end of an Accounting Quarter) must be accompanied by a certificate substantially in the form of Schedule 7 signed by two directors of the Borrower, which will:

(A)                              certify whether or not, as at the date of the relevant accounts, each Obligor was in compliance with the financial covenants contained in clause 9.13 (Financial Covenants) (in respect of the financial covenant in clause 9.13(c) and contain reasonably detailed calculations acceptable to the Lender; and

(B)                                confirm that, as at the date of that certificate, no Default is outstanding or, if that is not the case, set out details of any Default which is outstanding and the action taken or proposed to be taken to remedy it.

(2)                                  The Annual Accounts must be accompanied by a certificate from the Auditors which will:

(A)                              be in a form acceptable to the Lender; and

(B)                                demonstrate whether or not, as at the date of the relevant Annual Accounts, the Borrower was in compliance with the financial covenants contained in clause 9.13 (Financial Covenants).

(e)                                  (Generally Accepted Accounting Principles) All accounts of any Group Member delivered to the Lender under this agreement will be prepared in accordance with the Generally Accepted Accounting Principles and, in the case of Annual Accounts, in compliance with the Corporations Act (or similar legislation in other relevant jurisdictions).

(f)                                    (Accounting Reference Date) The Borrower will, and will procure that each of its Subsidiaries will, have a financial year end which is the same as the Financial Year end.

(g)                                 (Investigations)

(1)                                  If the Lender has reasonable grounds (after notifying the Borrower and allowing the Borrower 2 weeks to respond to, or rectify, the grounds raised in that notice) for believing that either:

(A)                              any accounts or calculations provided under this agreement are inaccurate or incomplete in any material respect; or

(B)                                any Obligor is, or may in future be, in breach of any of its obligations under clause 9.13 (Financial Covenants),

then the Borrower will at its own expense, if so required by the Lender, instruct the Auditors (or other firm of accountants selected by the Lender) to discuss the financial position of the Group with the Lender and to disclose to the Lender (and provide copies of) such information as the Lender may reasonably request regarding the financial condition and business of the Group.

(2)                                  If, having taken the steps in clause 9.10(g)(1), the Lender may instruct the Auditors (or other firm of accountants selected by the Lender) to carry out an investigation at the Borrower’s expense into the affairs, the financial performance and/or the accounting and other reporting procedures and standards of the Group, and the Borrower will procure that full co-operation is given to the Auditors or other firm of accountants so selected.

(h)                                 (Other Information) The Borrower will promptly deliver to the Lender:

(1)                                  details of any litigation, arbitration, administrative or regulatory proceedings relating to it or any of its Subsidiaries;

(2)                                  details of any labour or industrial relations dispute affecting it or any of its Subsidiaries;

(3)                                  at the same time as it is sent to its creditors, any other document or information sent to any class of its creditors generally (excluding for this purpose creditors which are Group Members);

(4)                                  any other information relating to:

(A)                              the financial condition or operation of any Group Member;

(B)                                any Receivables or any transaction contemplated by the Transaction Documents,

which the Lender may from time to time reasonably request;

(5)                                  details of any breach of the provisions of any Transaction Document of which it is aware;

(6)                                  copies of any notice given or received under the Transaction Documents; and

(7)                                  an update of the Group Structure Diagram in the event the current Group Structure Diagram is not true and correct in all respects or it omits any material information or details.

9.11                        Corporations Act

No Group Member will:

(a)                                  enter into any arrangement or agreement;

(b)                                 apply any of the Advances for a purpose; or

(c)                                  do or omit to do anything,

which could breach or directly or indirectly result in a breach of the Corporations Act (including Chapter 2E or 2J.3 of the Corporations Act) or similar legislation in other relevant jurisdictions.

9.12                        Lessor’s Consent

No Group Member will enter into any new lease of premises without using its best endeavours to obtain from the lessor a right of entry agreement with the Lender (in a form approved by the Lender) and providing the Lender as soon as practicable and in any event within 30 days of the Group Member signing the lease, with a certified copy of the lease and an original right of entry document.

9.13                        Financial Covenants

Each Obligor undertakes that it will procure that at all times:

(a)                                  (Debt Service Cover) the ratio of EBITDA to Debt Service:

(1)                                  as at each Testing Date occurring on 31 December, will not be less than 1.00:1; and

(2)                                  for each other Testing Date, will not be less than 1.20:1;

(b)                                 (Interest Cover) the ratio of EBITDA to Interest Payable for each Testing Period ending on a Testing Date will not be less than the ratio specified in the following table during each applicable period:

(1)	(2)
Period	Interest Cover Ratio
From 1 January 2008 to 31 December 2008	2.50:1
From 1 January 2009 to 31 December 2009	3.00:1
From 1 January 2010 to the Termination Date	3.25:1

(c)                                  (Borrowing Base) at all times the aggregate amount of Money Owing will not be greater than the Borrowing Base.

9.14                        Financial Definitions

For the purposes of clause 9.13 (Financial Covenants):

Debt Service means the aggregate of:

(a)                                  Interest Payable for the relevant Testing Period; and

(b)                                 all scheduled repayments of principal under the terms of any Financial Indebtedness of any Group Member falling due during that Testing Period, including all capital payments falling due in relation to any finance leases.

EBIT means the consolidated profit of the Group for the relevant Testing Period:

(a)                                  before any deduction of corporation tax or other Taxes on income or gains;

(b)                                 before any deduction for Interest Payable;

(c)                                  excluding extraordinary items which are unrealised (for the avoidance of doubt, EBIT will include any extraordinary items which realised a cash gain);

(d)                                 after deducting (to the extent otherwise included) the amount of profit (or adding back the amount of loss) of any Obligor (other than the Borrower) which is attributable to any third party (other than a Obligor) which is a shareholder in that Obligor; and

(e)                                  after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than disposals in the ordinary course of business) during that Testing Period, to the extent included in arriving at EBIT for that Testing Period.

EBITDA means the consolidated profit of the Group for the relevant Testing Period:

(a)                                  before any deduction of corporation tax or other Taxes on income or gains;

(b)                                 before any deduction for Interest Payable;

(c)                                  excluding extraordinary items which are unrealised (for the avoidance of doubt, EBIT will include any extraordinary items which realised a cash gain);

(d)                                 after deducting (to the extent otherwise included) the amount of profit (or adding back the amount of loss) of any Obligor (other than the Borrower) which is attributable to any third party (other than a Obligor) which is a shareholder in that Obligor;

(e)                                  after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than disposals in the ordinary course of business) during that Testing Period, to the extent included in arriving at EBITDA for that Testing Period;

(f)                                    before deducting amortisation of any goodwill or any intangible assets; and

(g)                                 before deducting any depreciation on fixed assets;

Interest means interest and amounts in the nature of interest paid or payable in relation to any Financial Indebtedness including:

(a)                                  the interest element of finance leases;

(b)                                 discount and acceptance fees payable (or deducted) in relation to any Financial Indebtedness;

(c)                                  fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a Obligor;

(d)                                 repayment and prepayment premiums payable or incurred in repaying or prepaying any Financial Indebtedness; and

(e)                                  commitment, utilisation and non-utilisation fees payable or incurred in relation to Financial Indebtedness;

Interest Payable means the total of (without double counting):

(a)                                  Interest accrued (whether or not paid or compounded and accordingly added to principal) during the relevant Testing Period; and

(b)                                 the amount of the discount element of any Financial Indebtedness amortised during that Testing Period,

as an obligation of any Obligor during that period less any Interest received during that Testing Period;

Testing Date means the last day of each Accounting Quarter, with the first Testing Date being 31 March 2008;

Testing Period means, subject to clause 9.15(a), each period which corresponds to the annual accounting reference period of the Borrower or four consecutive Accounting Quarters and ending on a Testing Date;

Total Debt means, at any time, the aggregate outstanding principal or capital amount of all Financial Indebtedness of the Group calculated on a consolidated basis, except that:

(a)                                  in the case of any finance lease only the capitalised value of that finance lease (as determined in accordance with the Generally Accepted Accounting Principles) will be included; and

(b)                                 in the case of any Guarantee, the amount of that guarantee will not be included, to the extent it relates to indebtedness of another Obligor already included in the calculation of Total Debt.

9.15                        Calculation

(a)                                  For the purpose of determining compliance with the covenant in clauses 9.13(a) (Debt Service Cover) and 9.13(b) (Interest Cover), the Testing Period corresponding to the:

(1)                                  first Testing Date, will be the three month period from 1 January 2008 to 31 March 2008;

(2)                                  second Testing Date, will be the six month period from 1 January 2008 to 30 June 2008; and

(3)                                  third Testing Date, will be the nine month period from 1 January 2008 to 30 September 2008.

(b)                                 The covenants contained in clause 9.13 (Financial Covenants) will be tested by reference to the Monthly Accounts for the relevant Testing Period, unless the Annual Accounts for all or any part of the relevant period are available on the relevant date on which any such covenant is tested, in which case those Annual Accounts will be used instead.

(c)                                  If the Annual Accounts are not available when any covenant referred to in clause 9.13 is tested, but when those Annual Accounts become available, they show that the figures in any relevant Monthly Accounts utilised for any such calculation cannot have been substantially accurate, the Lender may require such adjustments to the calculations which it, in its sole discretion (acting reasonably), considers appropriate to rectify that inaccuracy and compliance with the covenants in clause 9.13 (Financial Covenants) will be determined by reference to those adjusted figures provided always that any adjustment which indicates compliance with any covenant which had been breached when tested by reference to the relevant inaccurate figures will have the effect of nullifying, waiving or otherwise curing that breach.

(d)                                 The components of each definition used in clause 9.13 (Financial Covenants) will be calculated in accordance with the Generally Accepted Accounting Principles, as varied by this agreement.

10                                  Changes to Obligors and Security

10.1                        Additional Guarantors

(a)                                  Each Obligor will procure that any Group Member (which is not a Guarantor) required by the Lender to be a Guarantor, will become a Guarantor by executing an Accession Document when required by the Lender.

(b)                                 When an Accession Document is entered into under clause 10.1(a), the Borrower will deliver to the Lender:

(1)           the original Accession Document executed by the relevant new Obligor, the Borrower and the Lender; and

(2)           an officer’s certificate in the form of Schedule 3 and a share mortgage in respect of its Subsidiaries, each in relation to the acceding Guarantor; and

each satisfactory to the Lender.

10.2                        Future Security

(a)                                  Each Obligor will procure that any Group Member which:

(1)           has not entered into a Security over all or substantially all of its assets; or

(2)           owns an asset which (in the opinion of the Lender, acting reasonably) is material and which is not subject to a first priority security interest under a Security,

(in either case the “Relevant Assets”) will (unless prohibited by law) after being required to do so by the Lender execute a Security (in form and substance satisfactory to the Lender) over the Relevant Assets as security for all indebtedness under the Finance Documents.

(b)                                 When a Security is entered into under 10.2(a), the Borrower will deliver to the Lender:

(1)                                  the original Security executed by the relevant Group Member and the Lender;

(2)                                  an officer’s certificate in the form of Schedule 3 and a share mortgage in respect of its Subsidiaries, each in each relation to the relevant Group Member; and

  each satisfactory to the Lender.

11                                  Default

11.1                        Events of Default

Each of the events set out in this clause 11.1 constitute an Event of Default, whether or not it is within the control of the Obligors:

(a)                                  (non-payment) an Obligor or fails to pay on the due date any amount which is due and payable by it under any Finance Document (unless such failure to pay was due to a failure of the banking or financial system used for the transfer of funds and such payment is made within two days after the amount becomes due and payable);

(b)                                 (financial undertakings) an Obligor breaches clause 9.13;

(c)                                  (non-remediable failure) an Obligor fails to perform any undertaking or obligation of it under any Transaction Document (other than those specified in clause 11.1(a) and (b)) and that failure is not in the opinion of the Lender remediable;

(d)                                 (remediable failure) the failure described in clause 11.1(c) is in the opinion of the Lender remediable, and an Obligor does not remedy the failure within 10 Business Days of the earlier of:

(1)                                  the Lender notifying the Obligors of that default; or

(2)                                  the Obligors becoming aware of the relevant matter;

(e)                                  (misrepresentation) any representation, warranty or statement of the Obligors made or repeated in connection with any Transaction Document is incorrect or misleading (whether by omission or otherwise) when made or repeated, unless:

(1)           the circumstances leading to the relevant representation being incorrect or misleading are capable of remedy; and

(2)           such circumstances are remedied within 10 Business Days of the earlier of the Lender notifying the Obligors or the Obligors becoming aware of the misrepresentation;

(f)                                    (Insolvency Event) an Insolvency Event occurs in respect of an Obligor;

(g)                                 (loss of priority) a Security Interest created by or purportedly created by a Security does not have or ceases to have the priority which it purports to have under the relevant Finance Document or becomes ineffective to secure the payment of the money or compliance with the obligations which it purports to secure, otherwise than by an act of the Lender;

(h)                                 (ceasing business) an Obligor ceases, or threatens to cease, to carry on all or a material part of its business;

(i)            (maintenance of capital) an Obligor passes a resolution:

(1)                                  for the reduction of its share capital;

(2)                                  to limit its ability to make calls on its uncalled share capital; or

(3)                                  approving the purchase by it of any shares in itself other than redeemable preference shares,

in each case without the prior written approval of the Lender;

(j)                                     (provisions void):

(1)           any provision of a Transaction Document is or becomes void, voidable, illegal or unenforceable;

(2)           any person becomes entitled to terminate, rescind or avoid any provision of any Transaction Document;

(3)           the execution, delivery or performance of a Transaction Document breaches or results in a contravention of any applicable law; or

(4)           any Security does not have or loses the priority it is intended by the parties to have or any other event or thing occurs which could materially and adversely affect the value or the saleability of any Security;

(k)                                  (cross-default) any Financial Indebtedness of an Obligor (other than Financial Indebtedness owing to another Obligor, a shareholder of an Obligor or Channell Pty Limited ABN 29 002 735 622) exceeding $250,000 (or its equivalent in other currencies):

(1)           is not paid when due or within any originally applicable grace period; or

(2)           becomes due and payable (or capable of being declared due and payable) before the scheduled date for repayment as a result of an event of default or an acceleration event;

(l)                                     (compulsory acquisition):

(1)           all or a material part of an Obligor’s property is compulsorily acquired by any Government Agency; or

(2)           an Obligor sells or divests itself of all or a material part of its property pursuant to a binding order from a Government Agency,

and, in either case, the Obligor does not receive market value compensation for the acquisition, sale or disposal;

(m)                               (special investigations) any matter relating to an Obligor becomes subject to investigation or direction by a Governmental Agency under any law (other than any investigation or direction into companies or an industry generally) which, if adversely decided, will have or is reasonably likely to have a Material Adverse Effect; and

(n)                                 (Material Adverse Effect) any event occurs or exists which, in the reasonable opinion of the Lender, has or is likely to have a Material Adverse Effect.

11.2                        Consequences of Event of Default

(a)                                  If an Event of Default occurs, the Lender may by notice to the Borrower do any or all of the following:

(1)                                  cancel its commitment to provide the Facility;

(2)                                  declare that the Money Owing is immediately due and payable; or

(3)                                  enforce and exercise any of its rights under any Security.

(b)                                 The Borrower must immediately repay the Money Owing on receipt of a notice under clause 11.2(a)(2).

11.3                        Continue to perform

(a)                                  If the Lender makes a declaration under clause 11.2, each Obligor must continue to perform its obligations under the Transaction Documents as if the declaration had not been made, subject to any directions given by the Lender under any Finance Document.

(b)                                 Clause 11.3(a) does not affect each Obligor’s obligations under clause 11.2.

11.4                        Liability

The Lender is not liable for any loss caused by exercising, enforcing, delaying in exercising or enforcing, attempting to exercise or enforce or not exercising or enforcing, any of its rights, powers or remedies in connection with the Transaction Documents.

12                                  Preserving the Lender’s Rights, Powers and Remedies

12.1                        Preservation

(a)                                  The fact that the Lender does not exercise, or delays the exercise of, any right, power or remedy does not affect any of its other rights, powers or remedies.

(b)                                 The fact that the Lender delays the exercise of any right, power or remedy does not constitute a waiver of that right, power or remedy.

(c)                                  The fact that the Lender exercises a right, power or remedy does not prevent the Lender from exercising that right, power or remedy again.

(d)                                 This agreement does not operate to extinguish or prejudice any right, power or remedy of the Lender under a Transaction Document or a negotiable instrument.

12.2                        Moratorium legislation

A moratorium does not apply to a Transaction Document or the recovery of the Money Owing except if:

(a)                                  the Lender agrees in writing that it does; or

(b)                                 it cannot be excluded by law.

12.3                        Reinstating or replacing rights

If any payment made to the Lender in reduction of the Money Owing is repaid or conceded to be void, voidable or repayable for any reason, then, despite any release, settlement or discharge in connection with the Money Owing:

(a)                                  that payment does not discharge the relevant liability; and

(b)                                 the Lender may recover the amount of that payment from each Obligor; and

(c)                                  each Obligor must:

(1)           immediately do all acts and things the Lender requires to replace or reinstate any Transaction Document and any rights the Lender has under them which has been released in connection with that payment; and

(2)           indemnify the Lender against and pay on demand all costs and expenses in connection with replacing or reinstating any Transaction Document and any rights the Lender has under them.

12.4                        Effect of release

A full or partial release of this agreement by the Lender does not release any Obligor from personal liability under the Finance Documents until the Lender receives the Money Owing, regardless of any:

(a)                                  receipt given, pay out figure quoted or other form of account stated; or

(b)                                 error or miscalculation by the Lender.

13                                  Guarantee and Indemnity

13.1                        Guarantee

The Guarantors jointly and severally and unconditionally and irrevocably guarantee to the Lender the payment of the Money Owing.

13.2                        Payment

(a)                                  If the Money Owing is not paid when due, each Guarantor must immediately on demand from the Lender pay to the Lender the Money Owing in the same manner and currency as the Money Owing is required to be paid.

(b)                                 A demand under clause 13.2(a) may be made at any time and from time to time.

13.3                        Securities for other money

The Lender may apply any amounts received by it or recovered under any other document or agreement, which is a security for any of the Money Owing and any other money in the manner it determines in its absolute discretion.

13.4                        Amount of Money Owing

(a)                                  This clause 13 applies to any amount which forms part of the Money Owing from time to time.

(b)                                 The obligations of each Guarantor under this clause 13 extend to any increase in the Money Owing as a result of:

(1)           any amendment, supplement, renewal or replacement of any Transaction Document to which a Obligor and the Lender is a party; or

(2)           the occurrence of any other thing.

(c)                                  Clause 13.4(b):

(1)           applies regardless of whether any Guarantor is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which an Obligor and the Lender is a party or the occurrence of any other thing; and

(2)           does not limit the obligations of any Guarantor under this clause 13.

13.5                        Proof by Lender

In the event of the liquidation of an Obligor, each Guarantor authorises the Lender to prove for all money which any Guarantor has paid or is or may be obliged to pay under any Transaction Document, any other document or agreement or otherwise in respect of the Money Owing.

13.6                        Avoidance of payments

(a)                                  If any payment, conveyance, transfer or other transaction relating to or affecting the Money Owing is:

(1)           void, voidable or unenforceable in whole or in part; or

(2)           claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of each Guarantor under this clause 13 and any power is the same as if:

(3)           that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(4)           any release, settlement or discharge made in reliance on any thing referred to in clause 13.6(a)(3),

had not been made and each Guarantor must immediately take all action and sign all documents necessary or required by the Lender to restore to the Lender the benefit of this clause 13 and any Security Interest held by the Lender immediately before the payment, conveyance, transfer or transaction.

(b)                                 Clause 13.6(a) applies whether or not the Lender knew, or ought to have known, of anything referred to in clause 13.6(a).

13.7                        Indemnity for avoidance of Money Owing

(a)                                  If any of the Money Owing (or money which would have been Money Owing if it had not been irrecoverable) are irrecoverable by the Lender from:

(1)           any Obligor; or

(2)           a Guarantor on the footing of a guarantee,

the Guarantors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation:

(3)           indemnify the Lender against any loss suffered, paid or incurred by the Lender in relation to the non payment of that money; and

(4)           must pay the Lender an amount equal to that money.

(b)                                 Clause 13.7(a) applies to the Money Owing (or money which would have been Money Owing if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(1)           they are or may be irrecoverable because of any event described in clause 13.2;

(2)           they are or may be irrecoverable because of any other fact or circumstance;

(3)                                  the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; and

(4)                                  any matters relating to the Money Owing is or should have been within the knowledge of the Lender.

13.8                        No obligation to marshal

The Lender is not required to marshal or to enforce or apply under or appropriate, recover or exercise:

(a)                                  any Security Interest, Guarantee or other document or agreement held, at any time, by or on behalf of that or the Lender; or

(b)                                 any money or asset which the Lender, at any time, holds or is entitled to receive.

13.9                        Non-exercise of Guarantors’ rights

A Guarantor must not exercise any rights it may have inconsistent with this clause 13.

13.10                 Principal and independent obligation

(a)                                  This clause 13 is:

(1)           a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(2)           independent of and not in substitution for or affected by any other Security Interest which the Lender may hold in respect of the Money Owing or any obligations of any Obligor or any other person.

(b)                                 This clause 13 is enforceable against a Guarantor:

(1)           without first having recourse to any Security Interest;

(2)           whether or not the Lender has made demand on any Obligor (other than any demand specifically required to be given, or notice required to be issued, to a Guarantor under clause 13.2 or any other provision of a Transaction Document);

(3)           whether or not the Lender has given notice to any Obligor or any other person in respect of any thing; or

(4)           whether or not the Lender has taken any other steps against any Obligor or any other person;

(5)           whether or not any Money Owing is then due and payable; and

(6)                                  despite the occurrence of any event described in clause 13.12.

13.11                 Suspense account

(a)                                  The Lender may apply to the credit of a suspense account any:

(1)           amounts received under this clause 13;

(2)           dividends, distributions or other amounts received in respect of the Money Owing in any liquidation; and

(3)           other amounts received from a Guarantor, an Obligor or any other person in respect of the Money Owing.

(b)                                 The Lender may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Money Owing.

13.12                 Unconditional nature of obligations

(a)                                  This clause 13 and the obligations of each Guarantor under the Transaction Documents are absolute, binding and unconditional in all circumstances, and are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(1)           the grant to any Obligor or any other person at any time, of a waiver, covenant not to sue or other indulgence;

(2)           the release (including a release as part of any novation) or discharge of any Obligor or any other person;

(3)           the cessation of the obligations, in whole or in part, of any Obligor or any other person under any Transaction Document or any other document or agreement;

(4)           the liquidation of any Obligor or any other person;

(5)           any arrangement, composition or compromise entered into by the Lender, any Obligor or any other person;

(6)           any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)           any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of any Transaction Document or any other document or agreement;

(8)                                  any Security Interest being given to the Lender by any Obligor or any other person;

(9)           any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other document or agreement;

(10)         any moratorium or other suspension of any power;

(11)         the Lender, a Controller or attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any power;

(12)         the Lender obtaining a judgment against any Obligor or any other person for the payment of any of the Money Owing;

(13)         any transaction, agreement or arrangement that may take place with the Lender, any Obligor or any other person;

(14)         any payment to the Lender, a Controller or attorney, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

(15)         any failure to give effective notice to any Obligor or any other person of any default under any Transaction Document or any other document or agreement;

(16)         any legal limitation, disability or incapacity of any Obligor or of any other person;

(17)         any breach of any Transaction Document or any other document or agreement;

(18)         the acceptance of the repudiation of, or termination of, any Transaction Document or any other document or agreement;

(19)         any Money Owing being irrecoverable for any reason;

(20)         any disclaimer by any Obligor or any other person of any Transaction Document or any other document or agreement;

(21)         any assignment, novation, assumption or transfer of, or other dealing with, any powers or any other rights or obligations under any Transaction Document or any other document or agreement;

(22)         the opening of a new account of any Obligor with the Lender or any transaction on or relating to the new account;

(23)         any prejudice (including material prejudice) to any person as a result of any thing done or omitted by the Lender, any Obligor or any other person;

(24)         any prejudice (including material prejudice) to any person as a result of the Lender, a Controller or attorney or any other person selling or realising any property the subject of a Security Interest at less than the best price;

(25)         any prejudice (including material prejudice) to any person as a result of any failure or neglect by the Lender, a Controller or attorney or any other person to recover the Money Owing from any Obligor or by the realisation of any property the subject of a Security Interest;

(26)         any prejudice (including material prejudice) to any person as a result of any other thing;

(27)         the receipt by the Lender of any dividend, distribution or other payment in respect of any liquidation;

(28)         the failure of any other Guarantor or any other person who is intended to become a co-surety or co-indemnifier of that Guarantor to execute this agreement or any other document; or

(29)         any other act, omission, matter or thing whether negligent or not.

(b)           Clause 13.12(a) applies irrespective of:

(1)           the consent or knowledge or lack of consent or knowledge, of the Lender, any Obligor or any other person of any event described in clause 13.12(a); or

(2)           any rule of law or equity to the contrary.

13.13      No competition

(a)           Until the Money Owing have been fully paid and this clause 13 has been finally discharged, a Guarantor is not entitled to:

(1)           be subrogated to the Lender;

(2)           claim or receive the benefit of any Security Interest, Guarantee or other document or agreement of which the Lender has the benefit;

(3)           claim or receive the benefit of any moneys held by the Lender;

(4)           claim or receive the benefit of any power;

(5)           either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Obligor liable to pay the Money Owing, except in accordance with clause 13.13(b);

(6)           make a claim or exercise or enforce any right, power or remedy (including under an Security Interest or Guarantee or by way of contribution) against any Obligor liable to pay the Money Owing;

(7)           accept, procure the grant of or allow to exist any Security Interest in favour of a Guarantor from any Obligor liable to pay the Money Owing;

(8)           exercise or attempt to exercise any right of set-off against, or realise any Security Interest taken from, any Obligor liable to pay the Money Owing; or

(9)           raise any defence or counterclaim in reduction or discharge of its obligations under this clause 13.

(b)                                 If required by the Lender, a Guarantor must prove in any liquidation of any Obligor liable to pay the Money Owing for all money owed to the Guarantor.

(c)                                  All money recovered by a Guarantor from any liquidation or under any Security Interest or Guarantee from any Obligor liable to pay the Money Owing must be immediately paid by the Guarantor to the Lender to the extent of the unsatisfied liability of the Guarantor under this clause 13.

(d)                                 A Guarantor must not do or seek, attempt or purport to do anything referred to in clause 13.13(a).

13.14                 Continuing guarantee

This clause 13 is a continuing obligation of each Guarantor, despite:

(a)                                  any settlement of account; or

(b)                                 the occurrence of any other thing,

and remains in full force and effect until:

(c)                                  all the Money Owing have been paid in full; and

(d)                                 this clause 13 has been finally discharged by the Lender.

13.15                 Variation

This clause 13 extends to cover the Transaction Documents as amended, varied or replaced, whether with or without the consent of any one or more of the Guarantors, including any increase in the limit or maximum principal amount available under a Transaction Document.

13.16                 Judgments

A final judgment obtained against a relevant Obligor is conclusive as against each Guarantor.

14                                  Change in Circumstances

14.1                        Increased Costs

(a)                                  If the effect of the introduction of, or a change in, or a change in the interpretation or application of, any law or regulation (including any law or regulation relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) applicable to the Lender occurring after the date of this agreement or compliance by the Lender with any such law or regulation is to:

(1)           impose an additional cost on the Lender as a result of it having entered into any Finance Document or making or maintaining any Principal Outstanding or of it performing its obligations under any Finance Document;

(2)           reduce any amount payable to the Lender under any Finance Document or reduce the effective return on its capital or any class of its capital; or

(3)           result in the Lender making any payment or forgoing any interest or other return on or calculated by reference to any amount received or receivable by the Lender from any other party under any Finance Document,

(each such increased cost, reduction, payment, forgone interest or other return being referred to in this clause 14.1 as an “increased cost”), then:

(4)           the Lender will notify the Borrower of that event as soon as reasonably practicable after becoming aware of it; and

(5)           on demand from time to time by the Lender, the Borrower will pay to the Lender the amount which the Lender determines is necessary to compensate the Lender for that increased cost (or the portion of that increased cost which is, in the opinion of the Lender, attributable to it entering into the Finance Documents, making or maintaining its participation in any Advance, or maintaining the Facility).

(b)           The certificate of the Lender specifying the amount of compensation payable under clause 14.1(a) and the basis for the calculation of that amount is, in the absence of manifest error, conclusive.

(c)           The Borrower will not be obliged to compensate the Lender under clause 14.1(a) in relation to any increased cost attributable to a change in the rate of Tax on the overall net income of the Lender.

(d)           If any Related Body of the Lender suffers a cost which would have been recoverable by the Lender under this clause 14.1 if that cost had been imposed on the Lender, the Lender will be entitled to recover the amount of that cost under this clause 14.1 on behalf of the relevant Related Body.

14.2                        Illegality

If it is or becomes contrary to any law or regulation for the Lender to make the Facility available, maintain any Money Owing or the Facility Limit, then the Lender may give notice to that effect to the Borrower, whereupon:

(a)           the Borrower will immediately prepay all of the Money Owing, and pay all other amounts due to the Lender under the Finance Document; and

(b)           the undrawn Facility Limit (if any) will immediately be cancelled and the Lender will have no further obligation to make the Facility available.

14.3                        Mitigation

If circumstances arise in relation to the Lender which would or may result in:

(a)                                  a demand for compensation by it under clause 14.1 (Increased Costs); or

(b)                                 an obligation to prepay any amount to it under clause 14.2 (Illegality),

then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under the clauses referred to above, the Lender will notify the Borrower as soon as reasonably practicable after becoming aware of those circumstances and, in consultation with the Borrower, take such reasonable steps as may be open to it to mitigate the effects of those circumstances, although the Lender will not be obliged to take any action if to do so might have an adverse effect on its business, operations or financial condition or cause it to incur liabilities or obligations (including Taxation) which (in its sole opinion) are material or would reduce its return in relation to the Facility.

15                                  Set-off

15.1                        Set-off rights

The Lender may while an Event of Default is subsisting:

(a)                                  set-off or otherwise apply sums standing to the credit of any Obligor’s accounts with the Lender (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to the Lender); and

(b)                                 set-off any other obligations (whether or not then due for performance) owed by the Lender to the Obligor,

against any liability of the Obligor to the Lender under the Finance Documents.

15.2                        Unliquidated claims

If the obligation or liability described under clause 15.1 is unliquidated or unascertained, the Lender may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

16                                  Indemnities

16.1                        Indemnity

(a)                                  Each Obligor indemnifies the Lender against any loss the Lender incurs or is liable for in connection with:

(1)           the occurrence of any Default;

(2)           the Lender exercising its powers consequent upon or arising out of the occurrence of any Default;

(3)           any failure by an Obligor to pay any amount due under a Finance Document on its due date;

(4)           any Advance required by a Drawdown Notice not being made for any reason (other than as a result of a default by the Lender) on the Drawdown Date specified in the relevant Drawdown Notice;

(5)           the payment or recovery of an amount in connection with the Finance Documents in a currency other than the currency required under the Finance Document;

(6)           the occupation, use or ownership of any Security Property by the owner of that property or any of its employees or agents; and

(7)           the Transaction Documents or any of the matters, things, events or circumstances contemplated by them.

(b)                                 The indemnity in clause 16.1(a), includes:

(1)           the amount determined by the Lender as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Lender to fund or maintain the Facility; and

(2)           loss of margin.

16.2                        Continuing indemnities

(a)           Each indemnity of an Obligor in a Finance Document is a continuing obligation of the Obligor, separate from its other obligations and remains in full force and effect until the Money Owing have been fully and finally repaid and each Security finally discharged.

(b)           Each indemnity of an Obligor survives the termination of any Transaction Document.

(c)           Any settlement or discharge of any claim under any indemnity in a Finance Document will be conditional on no payment made under that indemnity being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

17                                  Fees Tax and costs

17.1                        Fees

The Borrower must pay the Lender the following fees:

(a)                                  (establishment fee) a non-refundable establishment fee equal to $130,000 of which $25,000 has been paid and $105,000 is payable on the date of the first Advance under this agreement;

(b)                                 (line fee – Tranche A) a fee equal to 0.50% per annum of the Tranche A Limit, which:

(1)           subject to 17.1(b)(3), accrues daily from (and including) the date of this agreement up to (and including) the Termination Date;

(2)           is calculated on the basis of a 365 day year; and

(3)           is payable quarterly in advance, commencing on the date of this agreement, and ending on the Termination Date or, if earlier, on the day on which the Lender’s commitment under the Facility reduces to zero.

(c)                                  (line fee – Tranche B) a fee equal to 1.50% per annum of the Tranche B Limit, which:

(1)           subject to 17.1(c)(3), accrues daily from (and including) the date of this agreement up to (and including) the Termination Date;

(2)           is calculated on the basis of a 365 day year; and

(3)           is payable quarterly in advance, commencing on the date of this agreement, and ending on the Termination Date or, if earlier, on the day on which the Lender’s commitment under the Facility reduces to zero.

17.2                        Tax

(a)           The Borrower must pay any Tax, other than an Excluded Tax in respect of the Lender, which is payable in respect of a Finance Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Finance Document).

(b)           The Borrower must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 17.2(a) except to the extent that the fine, penalty or other cost is caused by the Lender’s failure to lodge money received from the Borrower within 5 Business Days before the due date for lodgement.

(c)           The Borrower indemnifies the Lender against any amount payable under this clause 17.2.

17.3                        GST

(a)           Words or expressions defined in the GST Act have the same meaning in this clause, unless it is clear that a different meaning is intended.

(b)           Unless otherwise specifically stated, sums payable or consideration provided or in connection with this agreement will be expressed as exclusive of any applicable amount of GST.

(c)           Where the Lender makes a Taxable Supply under or in connection with the Finance Documents and GST is imposed on that supply, the Lender will be entitled to:

(1)           increase the consideration otherwise provided for that supply under the Finance Document by the amount of that GST; and

(2)           otherwise recover from the recipient the amount of that GST.

(d)                                 The Lender must issue a Tax Invoice to the recipient of the supply no later than 5 Business Days after payment to the Lender of the GST inclusive consideration for that supply.

17.4                        Costs and expenses

The Borrower must pay to the Lender the amount of all costs and expenses (including legal and consultant fees, out-of-pocket expenses and administration costs) incurred by the Lender in connection with:

(a)                                  the negotiation, preparation, execution, delivery, completion, registration of the Transaction Documents, and all documents, matters and things referred to in, incidental to or contemplated by any Transaction Document;

(b)                                 any amendment, variation, consent, approval or discharge relating to any Transaction Document (and documents, matters or things referred to in any Transaction Document); and

(c)                                  the preservation, enforcement or waiver or attempted preservation or enforcement of any of the Lender’s rights under any Transaction Document (and any documents referred to in any Transaction Document).

18                                  Assignment or novation

18.1                        Assignment by Obligors

Each Obligor may not assign, novate or otherwise deal with any of its rights and obligations under the Finance Documents without the prior written consent of the Lender.

18.2                        Assignment by Lender

The Lender may assign, novate or otherwise deal with its rights and obligations under the Finance Documents.

18.3                        Disclosure of Information

The Lender may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with the Lender regarding the Finance Documents (and their respective advisers) any information in the possession of the Lender relating to an Obligor, any Security Property or any of the Transaction Documents (or any of the matters or things contemplated by, or referred to in, them).

18.4                        Transfers by Lender

The Lender may, without notifying any Obligor, assign, transfer, sub-participate or otherwise deal with:

(a)                                  any of its rights under the Finance Documents; or

(b)                                 its exposure (whether actual or contingent), risk or liability in respect of the Finance Documents,

to any entity established for the purpose of securitisation.

18.5                        Assist

Each Obligor must do any thing which the Lender reasonably requests including, executing documents or amending any Transaction Document, to effect any assignment, novation or other transfer under this clause 18.

19                                  Miscellaneous

19.1                        Notices

(a)                                  Any notice, demand, consent or other communication given or made under this document must be:

(1)           clearly readable;

(2)           signed by the party giving or making it (or signed on behalf of that party by its authorised representative); and

(3)           left at the address or sent by pre-paid security post (air mail if outside Australia) to the address or to the fax number of the recipient, in each case, as set out at the beginning of this agreement.

(b)                                 A party may change its address or fax number for the purpose of service by giving notice of that change to the other party.

(c)                                  Any communication will be taken to be received by the recipient:

(1)           in the case of a letter, on the 3rd (7th, if sent outside the country in which the letter is posted) Business Day after the date of posting;

(2)           in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile communication was sent in its entirety to the fax number of the recipient; and

(3)           if the time of dispatch of a facsimile is not on a Business Day, or is after 5.00 pm (local time) on a Business Day, it will be taken to have been received at the commencement of business on the next Business Day.

19.2                        Governing law

(a)                                  This agreement is governed by, and construed in accordance with, the laws of New South Wales.

(b)                                 Each Obligor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c)                                  Each Obligor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

19.3                        Financier’s statement conclusive

A certificate or statement, signed on behalf of the Lender by any of its Authorised Representatives, in relation to any amount, calculation, interest rate under the Finance Documents is conclusive and binding on each Obligor, except in the case of manifest error.

19.4                        Amendment

This agreement may only be amended or varied in writing signed by the parties.

19.5                        Invalidity

(a)                                  Any provision of, or the application of any provision of, any Finance Document which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                 Any provision of, or the application of any provision of, any Finance Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

19.6                        Waivers

(a)                                  Waiver of any right arising from a breach of the Finance Documents or of any power arising on default under any Finance Document must be in writing and signed by the party granting the waiver.

(b)                                 A failure or delay in exercising, or partial exercise of, any right or power under any Finance Document will not operate as a waiver of that right or power, or preclude any further exercise of that right or power.

(c)                                  The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in any Finance Document, be available to the Lender.

19.7                        Entire agreement

The contents of the Finance Documents constitute the entire agreement between the parties and supersede any prior negotiations, representations, understandings or arrangements made between the parties regarding the subject matter of the Finance Documents, whether orally or in writing.

19.8                        Further assurance

Each Obligor must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any agreement), that the Lender may reasonably require to give full effect to the Finance Documents.

19.9                        Counterparts

(a)                                  This agreement may be executed in any number of counterparts.

(b)                                 All counterparts taken together will be deemed to constitute one instrument.

19.10                 Attorneys

Each attorney who executes this agreement declares that the attorney has no notice of any revocation, suspension or variation of the power of attorney appointing that attorney.

20                                  Definitions and interpretation

20.1                        Definitions

In this agreement the following definitions apply:

Accession Document means an agreement substantially in the form set out in Schedule 8 under which a Group Member becomes a Guarantor and/or the Borrower;

Accounting Quarter means each period of approximately 13 weeks ending on the last day of September, December, March and June in a Financial Year;

Additional Guarantor means each entity which becomes a guarantor under this agreement in accordance with clause 10.1 (Additional Guarantors).

Advance means the principal amount of advances made or to be made under the Facility.

Annual Accounts means the audited annual Financial Statements of the Group and each Group Member delivered or to be delivered to the Lender under clause 9.10(c)(1) (Financial Statements);

Approved Projections means the financial projections and cashflow forecast for the business of the Group for a Financial Year prepared by the directors of the Borrower on a basis consistent with the Generally Accepted Accounting Principles and approved by the Lender.

Approved Purpose means a purpose described in clause 1.2.

Attorney means an attorney appointed under a Finance Document.

Auditors means any firm of accountants acceptable to the Lender.

Authorisation means any approval, authorisation, certificate, consent, exemption, filing, licence, permit, notarisation, notice, registration or waiver, however described, and any renewal of or variation to any of them.

Authorised Representative means:

(a)                                  in relation to the Lender any officer of the Lender whose title or office includes the word “manager” or “director” and any other person appointed by the Lender to act as an Authorised Representative for the purposes of this agreement; and

(b)                                 in relation to an Obligor, a director or secretary, or a person notified in writing to the Lender to be an Authorised Representative, of the Borrower.

Availability Period means:

(a)                                  in respect of Tranche A, the period commencing on (and including) the date of this agreement and ending on (and including) the date 30 days after the date of this agreement; and

(b)                                 in respect of Tranche B, the period commencing on the date of this agreement and ending on the date 30 days prior to the Termination Date or such other date agreed to by the Lender.

Bank Bill means a Bill of Exchange that has been accepted by a Reference Bank.

Bank Bill Rate means, on any Rate Set Date:

(a)           the rate, expressed as a yield per cent per annum (rounded up (if necessary) to 4 decimal places), that is quoted as the average bid rate on the Bloomberg monitor system page “AUSTRALIA MMKT RATES” (or any page that replaces that page) at about 10.30 am on the Rate Set Date for Bank Bills that have a tenor equivalent to 90 days; or

(b)                                 if the rate described in paragraph (a) above is not displayed, the rate determined by the Lender to be the average of the buying rates quoted to the Lender by 3 Reference Banks at about 11.00 am on the Rate Set Date for Bank Bills that have a tenor equivalent to 90 days; or

(c)                                  if there are less than 3 Reference Banks quoting the buying rates described in paragraph (b) above, the rate notified by the Lender to the Borrowers to be the Lender’s cost of funding determined in good faith for a 90 day period.

Bill of Exchange means a bill of exchange (as defined in the Bills of Exchange Act 1909 (Cth)).

Borrowing Base means, in respect of a date, the aggregate of:

(a)                                      70% of the balance of the Eligible Receivables on that date; and

(b)                                     50% of the balance of the Eligible Inventory on that date.

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney.

Business Plan means the business plan for the Group for a Financial Year in a form approved by the Lender.

Cashflow means EBITDA (as defined in clause 9.14) for the relevant Testing Period:

(a)                                    plus the amount of any decrease or minus the amount of any increase in working capital of the Group during that Testing Period;

(b)                                   plus any Tax rebate received in cash, or minus any Tax paid in cash, during that Testing Period;

(c)           minus all capital expenditure during that Testing Period;

(d)                                   plus the amount of any dividends or other profit distributions (net of Tax) received in cash by any Group Member during that Testing Period from companies which are not Group Members; and

(e)                                    minus the amount of any dividends or other profit distributions paid by the Borrower during that Testing Period.

Change in Control means:

(a)                                      if the persons who Control the Borrower on the date of this agreement cease to Control the Borrower (but, for the avoidance of doubt, excluding any change in the Control of the shareholders of the Borrower); or

(b)                                     any Group Member (other than the Borrower) ceases to be a wholly owned Subsidiary of the Borrower.

Control has the same meaning given to that term Section 50AA of the Corporations Act in the Corporations Act.

Controller has the same meaning given to that term in the Corporations Act.

Core Business means, as at the date of this agreement, the business of designing and manufacturing polyethylene rainwater storage tanks in Australia.

Corporations Act means the Corporations Act 2001 (Cth).

Debtor means, in respect of any Receivable, each person who is a debtor, guarantor or security provider in respect of that Receivable.

Default means an Event of Default or a Potential Event of Default.

Default Rate means the aggregate of 2% per annum and the applicable Interest Rate.

Dollar, AUD and $ means the lawful currency of Australia.

Drawdown Date means the date on which an Advance is, or is proposed to be, provided under this agreement.

Eligible Inventory means all goods held by an Obligor which have completed the manufacturing process and are ready for sale to customers of an Obligor, up to a maximum value at any time of $4,000,000.

Eligible Receivables means all Receivables which are not, or will not be, outstanding for more than 90 days.

Environment means any and all living organisms (including man), ecosystems, gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock and all other natural resources or part of such resources, including artificial or man-made buildings, structures or enclosures.

Environmental Approval means any Authorisation required under or in relation to Environmental Laws.

Environmental Laws means all international, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or guidance notes or regulatory codes of practice, circulars and equivalent controls including judicial interpretation of any of the foregoing concerning the Environment or health and safety which are in existence now or in the future and are binding at any time on each Group Member in the relevant jurisdiction in which that company has been or is operating (including by the export of its products or its waste to that jurisdiction).

Event of Default means any of the events or circumstances described in clause 11.1.

Excess Cashflow means Cashflow for a Financial Year less the aggregate of the total Debt Service for that Financial Year.

Excluded Tax means a Tax imposed by any jurisdiction on the net income of the Lender but not a Tax:

(a)                                  calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by the Lender under a Finance Document or any other document referred to in a Finance Document; or

(b)                                 imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Finance Document or any transaction contemplated by a Finance Document.

Existing Financial Indebtedness means the Financial Indebtedness provided by National Australia Bank Limited ABN 12 004 044 937 to the Borrower prior to the date of this agreement.

Existing Shareholder Loans means the outstanding shareholder loans from Channell Commercial Corporation with a value of $3,467,919 as at 31 August 2007, with interest payable quarterly on the loans at an interest rate of 5.25% per annum.

External Administrator means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person (however described) holding or appointed to an analogous office or acting in an analogous capacity.

Facility means the senior secured cash advance facilities provided by the Lender to the Borrower under and in accordance with the Finance Documents.

Facility Limit means $13,000,000 or such other amount as agreed between the parties from time to time.

Finance Documents means this agreement, each Security, and any other document agreed by the Lender and any Borrower to be a Finance Document for the purposes of this agreement.

Financial Indebtedness means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in connection with any:

(a)                                  any Bank Bill, debenture, bond, note or loan stock or other similar instrument;

(b)                                 acceptance or documentary credit;

(c)                                  receivable sold or discounted (otherwise than on a non-recourse basis);

(d)                                 agreement for the deferral of a purchase price or other payment for more than 90 days in relation to the acquisition of any asset or service;

(e)                                  any finance or capital lease, hire purchase, credit sale or conditional sale agreement;

(f)                                    agreement for the payment of capital or premium on the redemption of any preference shares;

(g)                                 any Guarantee;

(h)                                 obligation to deliver goods or provide services paid for more than 90 days in advance by a financier; or

(i)                                     any other amount raised under any other transaction having the commercial effect of a borrowing,

irrespective whether the debt or liability:

(j)                                     is present or future;

(k)                                  is actual, prospective, contingent or otherwise;

(l)                                     is at any time ascertained or unascertained;

(m)                               is owed or incurred alone or severally or jointly or both with any other person; or

(n)                                 comprises any combination of the above.

Financial Statements means, in relation to an entity, the following financial statements and information in relation to the entity, prepared for its financial half year or financial year:

(a)                                  a statement of financial performance;

(b)                                 a statement of financial position; and

(c)                                  a statement of cashflows.

Financial Year means the period of 12 months ending on 31 December in each year.

Generally Accepted Accounting Principles means, in respect of:

(a)                                  each Group Member incorporated in Australia, generally accepted accounting principles in Australia; or

(b)                                 in respect of each Group Member incorporated in a jurisdiction other than Australia, generally accepted accounting principles in that jurisdiction.

Government Agency means any government or government department, any governmental, semi-governmental or judicial authority or person, any statutory body or authority or body exercising any administrative or legislative function or that has legal power to require another person to act or not to act in a particular way.

Group means the Borrower and each of its Subsidiaries.

Group Member means any member of the Group.

Group Structure Diagram means the group structure diagram in Schedule 5 or any replacement group diagram provided in accordance with clause 9.10(h)(7).

GST means GST as defined in the GST Act or other relevant legislation and regulations.

GST Act means A New Tax System (Goods and Services Tax) Act 1999.

Guarantee means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

(a)                                  to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)                                 to indemnify any person against the consequences of default in the payment of; or

(c)           to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Guarantor means each Original Guarantor and each Additional Guarantor.

Insolvency Event means, in respect of a person:

(a)                                  an order is made, or the person passes a resolution or takes any other steps, for its winding up;

(b)                                 an application is made for its winding up and, if the application is capable of being set aside is not set aside within 5 Business Days of being made;

(c)                                  any of the following occurs:

(1)                                  an External Administrator is appointed or any steps are taken to appoint an External Administrator; or

(2)                                  a resolution is passed to appoint an External Administrator,

to the person or any asset of the person unless, in the case of an appointment, the Lender is satisfied that the appointment of the External Administrator is capable of being set aside, and is set aside with 5 Business Days;

(d)                                 a Security Interest is enforced, or becomes capable of being enforced against an asset of the person in respect of an amount in excess of $250,000;

(e)                                  a distress, execution, attachment or other process is levied, issued against or enforced upon an asset of the person which is not set aside or satisfied within 5 Business Days

(f)                                    a judgement is obtained against the person having an aggregate value of $250,000 which is not set aside or satisfied within 5 Business Days;

(g)                                 the person:

(1)                                  suspends payment of its debts generally;

(2)                                  is unable, or states that it is unable, to pay its debt when they fall due;

(3)                                  takes any action seeking protection from creditors or bankruptcy; or

(4)                                  is presumed by applicable law to be insolvent;

(h)                                 the person enters into or takes any step to enter into any compromise or arrangement with, or assignment for the benefit of, any of its members or creditors;

(i)                                     the person implements a merger, demerger or scheme of arrangement with any person;

(j)                                     if a registered corporation under the Corporations Act, the person is deregistered, or any steps are taken to deregister the person under the Corporations Act;

(k)                                  any analogous event, circumstance, matter or thing,

unless, in the case of paragraphs (h), (i) or (j) it occurs as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved by the Lender.

Intellectual Property means the Intellectual Property Rights owned or used by a Group Member throughout the world or the interests of any Group Member in any of those Intellectual Property Rights, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any Group Member relating to the use or exploitation of any of those Intellectual Property Rights.

Intellectual Property Rights means all patents and patent applications, trade and service marks and trade and service mark applications (and all goodwill associated with any patents, trade and service marks, whether registered, under application for registration or otherwise), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all inventions, all trade secrets, all know-how and all other intellectual property rights throughout the world.

Interest means interest and amounts in the nature of interest paid or payable in relation to any Financial Indebtedness including:

(a)                                  the interest element of finance leases;

(b)                                 discount and acceptance fees payable (or deducted) in relation to any Financial Indebtedness;

(c)                                  fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a Group Member;

(d)                                 repayment and prepayment premiums payable or incurred in repaying or prepaying any Financial Indebtedness; and

(e)                                  commitment, utilisation and non-utilisation fees payable or incurred in relation to Financial Indebtedness;

Interest Period means:

(a)                                  in respect of the first Interest Period for an Advance, the period from (and including) the date of the Advance until (and including) the end of that calendar month;

(b)                                 in respect of each Interest Period for that Advance (other than the first Interest Period and the last Interest Period), the period from (and including) the first day of the relevant calendar month until (and including) the last day of that calendar month; and

(c)                                  in respect of the last Interest Period for that Advance, the period from (and including) the first day of the calendar month until (and including) the Termination Date.

Interest Rate means, in respect of an Advance, for any Interest Period, the aggregate of the Bank Bill Rate for that Interest Period and the Margin.

Listing means admission to trading of all or any part of the share capital of any Group Member on any recognised investment exchange or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to any Group Member in any jurisdiction or country.

Margin means, subject to clause 4.4:

(a)                                  in respect of the Tranche A Advance, 6.50% per annum; and

(b)                                 in respect of a Tranche B Advance, 5.50% per annum.

Material Adverse Effect means any effect, event or matter:

(a)                                  which is materially adverse to:

(1)                                    the assets or financial condition of the Group taken as a whole; or

(2)                                    the ability of the Group taken as a whole to perform any of its obligations under any Finance Document; or

(b)                                 which results in any Security not providing to the Lender security over the assets expressed to be secured under that Security.

Money Owing means the aggregate of:

(a)                                  the Principal Outstanding;

(b)                                 all other debts and monetary liabilities of the Obligors, under or in connection with the Finance Documents and in any capacity,

irrespective of whether the debts or liabilities:

(c)                                  are present or future;

(d)                                 are actual, prospective, contingent or otherwise;

(e)                                  are at any time ascertained or unascertained;

(f)                                    are owed or incurred by or on account of an Obligor alone, or severally or jointly with any other person;

(g)                                 are owed to or incurred for the account of the Lender alone, or severally or jointly with any other person;

(h)                                 are owed to any other person as agent (whether disclosed or not) for or on behalf of the Lender;

(i)                                     are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(j)                                     are owed to or incurred for the account of the Lender directly or as a result of:

(1)                                    the assignment or transfer to the Lender of any debt or liability of an Obligor (whether by way of assignment, transfer or otherwise); or

(2)                                    any other dealing with any such debt or liability;

(k)                                  are owed to or incurred for the account of the Lender before the date of this agreement or before the date of any assignment of this agreement to the Lender by any other person or otherwise; or

(l)                                     comprise any combination of the above.

Monthly Accounts means the monthly consolidated and unconsolidated management accounts of the Group and each Obligor delivered or to be delivered to the Lender under clause 9.10(c)(2) (Financial Statements).

Obligor means the Borrower and each Guarantor.

Permitted Financial Indebtedness means:

(a)                                  Financial Indebtedness of which full details have been given to the Lender in writing before the date of this agreement and to which the Lender has consented in writing;

(b)                                 any liability under any agreement entered into in the ordinary course of ordinary business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 90 days;

(c)                                  finance leases or other agreements entered into the ordinary course of the ordinary business of the relevant Group Member (including the leases entered into by a Group Member pursuant to clause 9.3(a)(4)) where the aggregate capital element of all future rentals under all those finance leases and agreements (determined in accordance with current accounting practice) does not exceed $350,000 (or its equivalent in other currencies) per annum;

(d)                                 Existing Shareholder Loans;

(e)                                  Financial Indebtedness under the Finance Documents; and

(f)                                    Financial Indebtedness approved by the Lender in writing.

Permitted Security Interest means:

(a)                                  a Security Interest of which full details have been given to the Lender in writing before the date of this agreement and to which the Lender has consented in writing;

(b)                                 a Security Interest created after the date of this agreement, if:

(1)                                  the Lender has consented to that Security Interest and to a maximum amount which it may secure at any time; and

(2)                                  the amount secured by that Security Interest (other than costs, fees and uncapitalised interest) does not increase beyond the amount in respect of which the Lender has consented;

(c)                                  a Security Interest created under a Finance Document;

(d)                                 a lien which arises solely by operation of law in the ordinary course of ordinary business;

(e)                                  a Security Interest granted in favour of a party other than the Lender where that Security Interest is subject to a deed of priority in form and substance acceptable to the Lender; or

(f)                                    any other Security Interest created with the prior written consent of the Lender.

Potential Event of Default means an event which, with the giving of notice, the lapse of time, the making of any determination, or any combination of the foregoing will, or could reasonably be expected to, constitute an Event of Default.

Prepayment Fee means, if the prepayment under clause 5.3(b) is a full prepayment of the Facility and is made during the period commencing on (and including):

(a)                                  the date of this agreement and ending on (and including) 30 September 2008, a fee equal to 2.0% of the amount prepaid from sources other than Excess Cashflow from time to time; or

(b)                                 1 October 2008 and ending on (and including) the Termination Date, a fee equal to 1.0% of the amount prepaid from sources other than Excess Cashflow from time to time.

Principal Outstanding means, at any time, the aggregate face value of all Advances outstanding at that time under the Facility plus any interest capitalised in accordance with the Finance Documents.

Rate Set Date means the first day of each Accounting Quarter.

Receivables means each trade receivable which an Obligor acquires or originates in the ordinary course of its ordinary business.

Reference Bank means each of Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited, St.George Bank Limited and Westpac Banking Corporation.

Related Body means, regardless of any body’s trustee or other capacity, a body corporate which would be related under section 50 of the Corporations Act.

Report means any report, review, forecast, analysis or other information provided to the Lender (whether by or on behalf of a Group Member) in connection with the provision of the Facility.

Security means:

(a)                                  the fixed and floating charge (incorporating an equitable mortgage of shares) dated on or about the date of this agreement between the Borrower, the Original Guarantors and the Lender; and

(b)                                 each other Security Interest granted by an Obligor to the Lender to secure the Money Owing.

Security Interest means:

(a)                                  a mortgage, pledge, lien, charge (fixed or floating), assignment by way of security, hypothecation or preferential right, caveat, title retention arrangement, trust arrangement or set-off other than in the ordinary course of ordinary business or other arrangement (including any sale and repurchase agreement or flawed-asset arrangement) having the same or equivalent commercial effect as a grant of security; or

(b)                                 an agreement to create or give any arrangement referred to in paragraph (a) of this definition.

Security Property means any assets, property, rights or undertakings subject to a Security.

Subsidiary means a subsidiary as defined in section 46 of the Corporations Act.

Tax means any tax (including GST), levy, impost, deduction, charge, duty, compulsory loan or withholding and any related interest, penalty, fine or expense imposed by any Government Agency.

Termination Date means 30 September 2010 or such other date agreed to by the Lender.

Tranche A means the amortising term loan made available by the Lender under clause 1.1.

Tranche A Advance means the principal amount of the advance made or to be made under Tranche A.

Tranche A Limit means $8,000,000 or such other amount as agreed between the parties from time to time.

Tranche B means the revolving loan made available by the Lender under clause 1.1.

Tranche B Advance means the principal amount of revolving advances made or to be made under Tranche B.

Tranche B Limit means $5,000,000 or such other amount as agreed between the parties from time to time.

Transaction Documents means the Finance Documents and any other document agreed by the Lender and any Borrower to be a Transaction Document for the purposes of this agreement.

20.2                        Construction

In this agreement, unless a contrary intention appears, a reference to:

(a)                                  a document being “in the agreed form” means in a form agreed between the Lender and any borrower.

(b)                                 an “agreement” includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

(c)                                  an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend”, “amending” and “amended” will be construed accordingly;

(d)                                 a “consent” includes an authorisation, approval, exemption, licence, order, permission or waiver;

(e)                                  a “filing” includes any filing, registration, recording or notice;

(f)                                    a “guarantee” includes:

(1)                                  an indemnity; and

(2)                                  any other obligation (whatever called) of any person:

(A)                              to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

(B)                                to be responsible for the performance of any obligations by or the solvency of any other person,

and “guaranteed” and “guarantor” will be construed accordingly;

(g)                                 “including” means including without limitation and does not limit what else might be included and “includes” and “included” will be construed accordingly;

(h)                                 “indebtedness” includes any obligation (whether incurred as principal, guarantor or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(i)                                     “losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and “loss” will be construed accordingly;

(j)                                     a “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(1)                                  if any such period would otherwise end on a day which is not a Business Day, it will end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

(2)                                  if a period starts on the last Business Day in a calendar month, or if there is no numerically corresponding day in the month in which that period ends, that period will end on the last Business Day in that later month, and references to “months” will be construed accordingly;

(k)                                  a “person” includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality) or any two or more of the foregoing;

(l)                                     “principal” includes in relation to a Bank Bill, the amount stated on the Bank Bill as the maximum amount payable under the Bank Bill;

(m)                               “property” or an “asset” includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset (including uncalled share capital);

(n)                                 a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(o)                                 the “winding-up” of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which that person is incorporated, registered, established or carries on business or to which that person is subject.

20.3                        Other References

In this agreement, unless a contrary intention appears:

(a)                                  a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person’s successors and permitted assignees or transferees;

(b)                                 references to clauses and schedules are references to, respectively, clauses of and schedules to this agreement and references to this agreement include its schedules;

(c)                                  a reference to (or to any specified provision of) any agreement or document (including the Finance Documents) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any provision of any Finance Document;

(d)                                 a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

(e)                                  a time of day is a reference to Sydney time;

(f)                                    the index to and the headings in this agreement are inserted for convenience only and are to be ignored in construing this agreement;

(g)                                 words importing the plural will include the singular and vice versa;

(h)                                 a reference to the drawing, acceptance, endorsement or other dealing of or with a Bank Bill is to be interpreted by reference to the Bills of Exchange Act 1909 (Cth);

(i)                                     a reference to “current accounting practice” is to accounting principles and practices applying by law or otherwise which are generally accepted and consistently applied in Australia, and a reference to an accounting term is to be interpreted according to those principles and practices;

(j)                                     any undertaking, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally; and

(k)                                  a covenant or agreement on the part of two or more persons binds them jointly and severally; and

(l)                                     a Default subsists until either remedied to the Lender’s satisfaction or waived by the Lender in writing.

20.4                        Business Day

(a)                                  Subject to clause 20.4(a), if the day on which any thing is to be done under this agreement is not a Business Day, then that thing must be done on the next Business Day.

(b)                                 If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

20.5                        Lender’s limitation of liability

(a)                                The Lender enters into this agreement solely in its capacity as custodian of the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 (Fund) and it will undertake all covenants, terms and conditions on its part to be observed or performed solely in that capacity. No debt, duty, liability or obligation arising under this agreement will accrue to, or be enforceable against, the Lender in its personal capacity. The Lender ceases to have any obligations and liabilities under this agreement if the Lender ceases for any reason to be custodian of the Fund.

(b)                               The Lender is not required to satisfy any liability arising under or in respect of this agreement out of any funds, property or assets other than to the extent to which it is entitled to and does actually obtain an indemnity from the responsible entity of the Fund. However, this does not apply to the extent that the Lender’s right to be indemnified by the responsible entity of the Fund has been reduced by reason of fraud, negligence or breach by the Lender in the performance of the Lender’s duties as custodian of the Fund.

(c)                                If any party to this agreement other than the Lender does not recover all money owing to it in under this agreement it may not seek to recover the shortfall by bringing proceedings against the Lender in its personal capacity or applying to have the Lender wound up or proving in the winding up of the Lender.

(d)                               The Lender is not obliged to do or refrain from doing anything under this agreement (including incurring any liability) unless its liability is limited in the same manner as set out in this clause.

20.6                        McLaughlins Financial Services Limited limitation of liability

(a)                                  Each party acknowledges that McLaughlins Financial Services Limited ABN 65 088 647 796 (MFS) enters into this document and each Security (through its agent Australian Executor Trustees Limited) and incurs the obligations in them (Obligations) solely in its capacity as responsible entity of the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 and in no other capacity.

(b)                                 A liability of MFS arising under or in connection with this document and any Finance Document is limited to and can be enforced against MFS only to the extent to which it can be satisfied out of any property of the Causeway Australasian Private Debt Opportunities Fund out of which MFS is actually indemnified for the liability. Subject to this clause this limitation of MFS’s liability applies despite any other provision of this document and any Finance Document and extends to all liabilities and obligations of MFS in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document and any Finance Document.

(c)                                  Subject to clause 20.6 (d), the other parties to this agreement and any Finance Document may not sue MFS in any capacity other than as the responsible entity for the Causeway Australasian Private Debt Opportunities Fund, including seek the appointment of a receiver (except in relation to property of the Causeway Australasian Private Debt Opportunities Fund), a liquidator, an administrator or any similar person to MFS or prove in any liquidation, administration or arrangement of or affecting MFS (except in relation to property of the Causeway Australasian Private Debt Opportunities Fund).

(d)                                 The provisions of clauses 20.6(b) and (c) shall not apply:

(1)                                  in the case of and to the extent of fraud, gross negligence or breach of trust on the part of MFS; or

(2)                                  to any obligation or liability of MFS to the extent that it is not satisfied because under a security or by operation of law there is a reduction in the extent of MFS’s indemnification out of the assets of the Causeway Australasian Private Debt Opportunities Fund, as a result of MFS’s own fraud, gross negligence or breach of trust.

(e)                                  No Attorney, agent or Receiver appointed in accordance with this document or any other Finance Document has authority to act on behalf of MFS in a way which exposes MFS to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of MFS for the purposes of this clause.

(f)                                    Except to the extent that MFS’s right of indemnity out of the assets of the Causeway Australasian Private Debt Opportunities Fund is limited, restricted or lost by reason of fraud, gross negligence or breach of trust, the parties to this document and any Finance Document waive their rights and release MFS from any personal liability whatsoever, in respect of any loss or damage:

(1)                                  which it may suffer as a result of any:

(A)                              breach by MFS of its duties under this document or any Finance Document; or

(B)                                non-performance by MFS of the Obligations; and

(2)                                  which cannot be paid or satisfied out of the assets out of which MFS is entitled to be indemnified in respect of any liability incurred by it as responsible entity of the Causeway Australasian Private Debt Opportunities Fund.

(g)                                 MFS is not obliged to do or refrain from doing anything under this Agreement or any Finance Document (including incur any liability) unless MFS’s liability is limited in the same manner as set out in this clause.

Signing page

Executed as an Agreement

Lender

Signed for and on behalf of Australian Executor Trustees Limited ABN 84 007 869 794 by its attorney under a Power of Attorney dated in the presence of:)	) ) ) ) ) ) ) ) ) )
)
Signature of Witness		Signature of Attorney

Print name of Witness

Borrower and Obligors

Executed by Channell Bushman Pty Limited ABN 99 109 821 614 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )

/s/George Apostolidis		/s/Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Executed by Bushmans Group Pty Limited ABN 90 090 744 022 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )

/s/George Apostolidis		/s/Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Executed by Australian Bushman Tanks Pty Limited ABN 21 058 504 108 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )

/s/George Apostolidis		/s/Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Executed by Bushmans Engineering Pty Limited ABN 49 074 185 461 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )

/s/George Apostolidis		/s/Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Executed by Polyrib Tanks Pty Limited ABN 49 062 942 661 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) ) ) )

/s/George Apostolidis		/s/Amarjeet Kulkarni
Signature of Director		Signature of ~~Director~~/Secretary

George Apostolidis		Amarjeet Kulkarni
Print name of Director		Print name of ~~Director~~/Secretary

Schedule 1        Guarantors

Name	Address	ABN/ACN (if applicable)
Channell Bushman Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 99 109 821 614
Bushmans Group Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 90 090 744 022
Australian Bushman Tanks Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 21 058 504 108
Bushmans Engineering Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 49 074 185 461
Polyrib Tanks Pty Limited	3 Healey Circuit, Huntingwood, NSW, 2148	ABN 49 062 942 661

Schedule 2        Conditions precedent

The following are conditions precedent for the purposes of clause 2.1:

1                                          (officer’s certificate): an officer’s certificate in the form of Schedule 3 given in respect of the Borrower, dated no more than 5 Business Days before the date of the first Advance;

2                                          (Finance Documents) originals of each Finance Document duly executed by all parties to them and, where applicable:

2.1                                 duly stamped or, if not duly stamped, evidence satisfactory to the Lender that they will be duly stamped; and

2.2                                 in registrable form together with all executed documents necessary to register them;

3                                          (Transaction Documents) certified copies of each of the Transaction Documents (other than the Finance Documents) duly executed by all parties to them and, where applicable, duly stamped and registered;

4                                          (share mortgages) share certificates in relation to each Group Member in respect of which share security is being taken under the Finance Documents including:

4.1                                stamped, executed blank share transfers in favour of the Lender or other relevant transfer documents in relation to all those shares;

4.2                                a certified extract of the share register of each relevant company; and

4.3                                if required, shareholder resolutions to amend the constitutions of the relevant companies;

5                                          (insurance) evidence that the Borrower has complied with clause 9.6(a);

6                                          (Financial Statements) copies of the consolidated Financial Statements of the Group as at the end of and for the Financial Year ending 31 December 2005 and 31 December 2006;

7                                          (Monthly Accounts) copies of Monthly Accounts for the calendar months ending in 31 July 2007 and 31 August 2007;

8                                          (capital expenditure report) details in a form and substance satisfactory to the Lender of the progress of the maintenance and expansionary capital to be expended by the Borrower (including details of the cost to complete and the status of the Borrower’s expansion into the Sydney and Brisbane markets);

9                                          (ownership structure) details in a form and substance satisfactory to the Lender of the ownership structure of the Group;

10                                    (Approved Projections and Business Plan) certified copies of the Approved Projections and Business Plan for a period of 2.5 Financial Years commencing 1 July 2007;

11                                    (Existing leases, rents etc) details (satisfactory to the Lender) of any leases and rent agreements that will remain in place after the date of this agreement;

12                                    (due diligence)

12.1                          copies of all accounting and other due diligence reports, documents and other information prepared in connection with the Group; and

12.2                          the results of any due diligence undertaken by the Lender in connection with the Group are acceptable to the Lender;

13                                    (no Material Adverse Effect) no event occurs or exists which, in the opinion of the Lender, has or is likely to have a Material Adverse Effect;

14                                    (fees and expenses) payment of all fees, costs and expenses of the Lender as required by the Finance Documents which are due and payable;

15                                    (sign-off) legal sign-off on the Finance Documents by the Lender’s lawyers;

16                                    (Security Interests) evidence that:

16.1                          all Security Interests in favour of third parties granted by any Obligor have been or will be discharged and released on or prior to the date of the first Advance;

16.2                          all third party consents which Lender requires to the creation of any Security Interest contained in any Finance Document;

17                                    (Company Searches) an ASIC search in respect of each Obligor showing, amongst other things, no Security Interests over any of its assets (other than those which are to be released substantially simultaneously with the first Advance being made) and no appointment of any receiver, liquidator or administrator;

18                                    (Corporations Act) the Lender being satisfied that the requirements of the Corporations Act have bee complied with so far as they relate to the Transaction Documents; and

19                                    (Approvals & Consents) evidence that all:

19.1                          Authorisations required in connection with the business and operations of any Obligor have been acquired or transferred by or to the relevant Obligor and that all regulatory consents required in connection with the Transaction Documents have been obtained;

19.2                          Authorisations necessary for any of the transactions contemplated by the Transaction Documents and their validity and/or enforceability have been obtained and are in full force and effect.

Schedule 3      Officer’s Certificate

To:                                Australian Executor Trustees Limited ABN 84 007 869 794 as custodian for the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 (Lender)

I [insert name] am a [insert capacity - director/secretary] of [         ] (each a Transaction Party).

I refer to the Facility Agreement dated [insert date] between the Lender, Channell Bushman Pty Limited ABN 99 109 821 614 and each entity listed in Schedule 1 of that document (the Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

I have been authorised by each Transaction Party to give this certificate.

I certify as follows:

1                                          Relevant documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

1.1                                 constitution: the constitution of each Transaction Party;

1.2                                 [power of attorney: a duly executed power of attorney granted by each Transaction Party authorising execution of the Finance Documents to which it is expressed to be a party;] and

1.3                                 board minutes: extracts of minutes of a meeting of the directors of each Transaction Party approving the execution and performance of its obligations under the Finance Documents to which it is expressed to be a party [and the granting of the power of attorney referred to in paragraph (b) above].

2                                          No revocation

Each document[, power of attorney] and resolution referred to in paragraph 1 is in full force and effect and has not been amended, modified or revoked.

3                                          Relevant documents

The following signatures are the true signatures of each Authorised Representative of each Transaction Party as at the date of this certificate:

Name	Position	Signature
[insert name]	[insert details of position]

[insert name]	[insert details of position]

[insert name]	[insert details of position]

4                                          Relevant documents

I certify that:

4.1           each, before entering into any Finance Document to which it is expressed to be a party, has, in connection with the execution, delivery and performance of each such Finance Document, complied with the Corporations Act (including Chapter 2E and 2J.3); and

4.2           as at the date of execution of each Finance Document, each Transaction Party is solvent and will not become insolvent by entering into and performing its obligations under each Finance Document to which is expressed to be a party.

Signed:
[insert name and capacity – director/secretary]

Date:

Schedule 4      Drawdown Notice

Channell Bushman Pty Limited ABN 99 109 821 614

To:	Australian Executor Trustees Limited ABN 84 007 869 794 as custodian for the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 (Lender)

Address:	[ ]
[ ]
Facsimile:	[ ]	]
Attention:	[ ]	]

Facility Agreement

We refer to the Facility Agreement dated [insert date] between the Lender, Channell Bushman Pty Limited ABN 99 109 821 614 (Borrower) and each entity listed in schedule 1 of that document (the Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

1                                          The Borrower requests the Lender to make an Advance under the Facility details of which appear below:

1.1                                 Drawdown Date:

1.2                                 Tranche:

1.3                                 Amount:

1.4                                 Purpose:

2                                          The representations and warranties provided by us under the Facility Agreement will be true and not misleading (whether by omission or otherwise) on the Drawdown Date with reference to the facts and circumstances then subsisting.

3                                          No Default has occurred and is subsisting or will occur as a result of the Advance being made.

4                                          This Advance is being applied for an Approved Purpose and attached is sufficient evidence to enable the Lender to determine that the Advance is to be applied for an Approved Purpose.

5                                          The Borrower directs the Lender to pay the net proceeds of the Advance in the following manner:

5.1                                 $[amount] to [payee – include full details]; and

5.2                                 $[amount] to [payee – include full details].

Dated:   [insert date]

For and on behalf of [insert name of Borrower] by its Authorised Representative

Name (print)	Signature [insert]

Schedule 5      Group Structure Diagram

[insert diagram]

Schedule 6      Borrowing Base Certificate

This certificate is given pursuant to clause 9.10(c)(2)(F) of the facility agreement dated [insert date] between the Lender, Channell Bushman Pty Limited ABN 99 109 821 614 and each entity listed in Schedule 1 of that document (the Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

The Borrower certifies to the Lender, as at:

Current Period:

$ Aus
a. Inventory	$
b. Eligible Inventory	$
c. Receivables	$
d. Eligible Receivables	$

Borrowing Base (being 0.70*d + 0.50*b)	$

The Borrower also certifies that:

(a)                      the representations and warranties provided by us under the Facility Agreement are true and not misleading (whether by omission or otherwise) on the date of this Certificate with reference to the facts and circumstances then subsisting; and

(b)                     no Default has occurred which has not been remedied or waived as at the date of this Certificate.

This Certificate dated                    has been executed on behalf of the Borrower by:

Signature:

Schedule 7      Compliance Certificate

Certificate under clause 9.10(d)

To accompany the audited and unaudited consolidated and unconsolidated financial statements for March, June, September and December each year.

To:	Australian Executor Trustees Limited ABN 84 007 869 794 as custodian for the Causeway Australasian Private Debt Opportunities Fund ARSN 125 168 587 (Lender)

Address:	[ ]
[ ]
Facsimile:	[ ]
Attention:	[ ]

Facility Agreement

We refer to the Facility Agreement dated [insert date] between the Lender, Channell Bushman Pty Limited ABN 99 109 821 614 (Borrower) and each entity listed in schedule 1 of that document (the Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

We certify on behalf of the Borrower in relation to the period ending [insert date] that:

1                                          the Borrower is in compliance with the financial covenants as set out in clause 9.13 of the Facility Agreement;

Debt Service Cover: the ratio of EBITDA to Debt Service:

(a)                                      as at each Testing Date occurring on 31 December, will not be less than 1.00:1; and

(b)                                     for each other Testing Date, will not be less than 1.20:1.

EBITDA	$

Debt Service	$

Debt Service Cover

Interest Cover: the ratio of EBITDA to Interest Payable for each Testing Period ending on a Testing Date will not be less than the ratio specified in the following table during each applicable period:

(1)	(2)

Period	Interest Cover Ratio
From 1 January 2008 to 31 December 2008	2.50:1
From 1 January 2009 to 31 December 2009	3.00:1
From 1 January 2010 to the Termination Date	3.25:1

Interest Payable	$

EBITDA	$

Interest Cover

Borrowing Base: at all times the aggregate amount of Money Owing will not be greater than the Borrowing Base.

Money Owing	$

Borrowing Base	$

2                                          attached are full details of the relevant calculations and any adjustments to the [Monthly Accounts/Annual Accounts] used to determine the financial covenants set out above;

3                                          except as disclosed in paragraph 4 below, no Default has occurred or is subsisting; and

4                                          details of the exceptions to paragraph 3 are as follows:

and we have taken/propose the following remedial action:

By:
	(Finance Director)	(Director)

	(Name)	(Name)

Dated:

Schedule 8      Accession Document

THIS DEED is made on *.

BETWEEN:

(1)                                   * (a company incorporated in * [ABN *]) (the New Obligor);

(2)                                   * (a company incorporated in * [ABN *]) (the Borrower) for itself and as agent for the existing Obligors; and

(3)                                   * in its capacity as Lender under the Facility Agreement.

WHEREAS:

(A)                               This deed is entered into in connection with a facility agreement (the Facility Agreement) between, amongst others, (1) the Borrower (2) the companies named in the Facility Agreement as Guarantors (3) [   ] as Lender.

(B)                                 This deed has been entered into to record the admission of the New Obligor as a [Borrower/Guarantor] under the Facility Agreement.

IT IS AGREED as follows:

1                                          Definitions

Words and expressions defined in the Facility Agreement have the same meanings when used in this deed.

2                                          Admission of New Obligor

2.1                                 The New Obligor agrees to become a [Guarantor] under the Facility Agreement and agrees to be bound by the terms of the Facility Agreement as a [Guarantor]; and

2.2                                 The New Obligor confirms that its address details for notices in relation to clause [              ] (Notices) are as follows:

Address:	*

Facsimile:	*

Attention of:	*

2.3                                 The parties to this deed other than the New Obligor confirm their acceptance of the New Obligor as a [Guarantor] for the purpose of the Facility Agreement.

3                                          Representations

The New Obligor makes each representation and warranty made by an Obligor under the Facility Agreement and acknowledges that the Lender enters into this Accession Document in full reliance on those representations and warranties.

4                                          Law and Jurisdiction

This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) will be governed by and construed in accordance with New South Wales law and, for the benefit of the Lender, the New Obligor irrevocably submits to the jurisdiction of the courts in New South Wales in the same terms as set out in clause [19.2] of the Facility Agreement.

This deed has been executed on the date first above written.

Signatories to Accession Document

The Common Seal of [NEW OBLIGOR] ABN [Insert ABN number] was affixed in the presence of:	) ) )

Signature of Director		Signature of Director/Secretary

Print name of Director		Print name of Director/Secretary

The Borrower
[name]

By:

The Lender
[name]

By:

Sydney Level 16 321 Kent Street Sydney NSW 2000 PO Box Q1164 QVB Post Office Sydney NSW 1230 DX 282 Sydney Ph: 02 9373 3555 Fax: 02 9373 3599

Our Ref: BKB:AUH:MFS001/15